UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

Registration Statement under the Securities Act of 1933

TGS INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

NEVADA	3060	N/A
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Unit 3, 6420 – 4 Street NE
Calgary, Alberta,
Canada T2K 5M8
Telephone: (403) 616 - 9226
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

GKL Registered Agents of NV, Inc.

3064 Silver Sage Drive, Suite 150
Carson City, NV 89701
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Security (2) ($)	Proposed Maximum Aggregate Offering Price ($)	Amount of Registration Fee ($)
Shares of Common Stock, par value $0.0001	4,030,000	$0.05	$201,500	$23.35

_________________

(1) Represents shares of our common stock previously acquired by and issued to the Selling Shareholders in private transactions directly with us or with one of our affiliates. All of these shares are offered by the Selling Shareholders.

(2) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

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PROSPECTUS

Subject to Completion
_______________, 2017

TGS INTERNATIONAL LTD.
A NEVADA CORPORATION

4,030,000 SHARES OF COMMON STOCK

The prospectus relates to the resale to the public by certain selling shareholders of TGS International Ltd. of up to 4,030,000shares of our common stock with a par value of $0.0001.

The selling shareholders will be offering their shares of common stock at a fixed price of $0.05 per share until our common stock is quoted on the OTCQB tier of the OTC Markets electronic quotation system, and thereafter at prevailing market prices or privately negotiated prices. However, our stock may not become quoted on OTCQB. There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA"), for our common stock to be eligible for trading on the OTCQB. We do not yet have a market maker who has agreed to file such application.

We will not receive any proceeds from the resale of shares of our common stock by the selling shareholders. We will pay for expenses of this offering.

The selling security holders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus will be deemed to be underwriters within the meaning of section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals will be deemed underwriting compensation under the Securities Act. Because the selling security holders will be deemed to be “underwriters” within the meaning of section 2(a)(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE VARIOUS RISK FACTORS DESCRIBED BEGINNING ON PAGE 9 OF THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is __________________, 2017

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PROSPECTUS SUMMARY

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 9 of this Prospectus and the “Management's Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

Prospectus Summary

Prospective investors are urged to read this prospectus in its entirety.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

Corporate Background:

We are a development stage corporation engaged in the sale and installation of polyvinyl chloride (PVC) wall and ceiling panels in addition to renovation business in North America. We were incorporated in Nevada on December 1, 2016 and entered the development stage on December 21, 2016, upon our acquisition of our wholly owned subsidiary, TGS Building Products Ltd.

Our offices are currently located at Unit 3, 6420 – 4 Street NE, Calgary, Alberta, Canada T2K 5M8. Our phone number is (403) 616 - 9226. Our fiscal year end is February 28, 2017.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern.

The Offering:

Securities Being Offered	Up to 4,030,000shares of common stock

Offering Price

The selling shareholders will sell our shares at fixed price of $0.05 per share until our common stock is quoted on the OTCQB, and thereafter at prevailing market prices or privately negotiated prices. However, our stock may not become quoted on OTCQB. We determined this offering price based upon the price of the last, sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus

Termination of the Offering

The offering will conclude when all of the 4,030,000shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued	13,530,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

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Financial Summary Information

All references to currency in this Prospectus are to U.S. Dollars, unless otherwise noted.

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management’s Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Income Statement Data

	Three Months ended May 31, 2017 (TGS International Ltd.) (consolidated)	D ecember 1, 2016 (inception) to February 28, 2017 (TGS International Ltd.) (consolidated)
Revenues	$7,817	$6,239
Gross Profit	$3,065	$1,004
Operating Expenses	$(15,714)	$(15,330)
Net Income ( Loss)	$(12,649)	$(14,327)
Basic and diluted Loss Per Share	(0.001)	(0.001)

Balance Sheet Data

	As at May 31, 2017 (TGS International Ltd.) (consolidated)	As at February 28, 2017 (TGS International Ltd.) (consolidated)
Working Capital (Deficit)	$(2,863)	$(9,950)
Total Assets	$27,595	$39,823
Total Liabilities	$20,540	$19,955

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups (JOBS) Act. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We are also smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934.

The JOBS Act is intended to reduce the regulatory burden on emerging growth companies. We meet the definition of an emerging growth company and so long as we qualify as an “emerging growth company,” we will, among other things:

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The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. We meet the definition of an emerging growth company and so long as we qualify as an “emerging growth company,” we will, among other things:

- be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act (although we are permanently relieved of this requirement for as long as we remain a smaller reporting company);

- be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

- be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

- be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

- be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company (we also qualify for these reduced requirements by virtue of being a smaller reporting company). These disclosure requirements require two years, rather than three, of executive compensation information for executive officers, and require compensation data only for the principal executive officer and two other most highly paid executive officers, rather than for the principal executive officer, principal financial officer and the three other most highly paid executive officers applicable to other registrants; and

We shall continue to be deemed an emerging growth company until the earliest of:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b -2 of title 17, Code of Federal Regulations, or any successor thereto.

RISK FACTORS

Before making an investment decision, prospective investors should carefully consider, along with other matters referred to in this prospectus, the following risk factors, which have set forth all of the material risks inherent in and affecting our business and this offering. Please consider the following risk factors before deciding to invest in our common stock:

Risks Associated with Our Business

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We incurred cumulative net losses of $26,976 during the period from December 1, 2016 (inception) to May 31, 2017 and had cash (and cash equivalents) of $5,367 as at May 31, 2017. We are in the development stage and have yet to attain profitable operations and in their report on our financial statements for the fiscal year ended February 28, 2017, our independent auditors included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors.

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Because our officers and directors have no experience in managing a public company our business may be at a competitive disadvantage.

Our President, Chief Executive Officer and director, Chung Szeto, and our Secretary, Treasurer, Chief Financial Officer and Director, Sau Chun Yu, lack public company experience and do not possess a sophisticated knowledge of the requirements of United States securities laws, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Neither Mr. Szeto nor Ms. Yu has ever had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner which adequately responds to our legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

If we are unable to obtain financing in the amounts and on terms and dates acceptable to us, we may not be able to expand or continue our operations and developments and so may be forced to scale back or cease operations or discontinue our business and you could lose your entire investment.

We require approximately $125,000 to carry out our planned business activities over the next 12 months and had approximately $5,367 in cash and cash equivalents on hand as of May 31, 2017. We do not currently have any arrangements for additional financing. We will have to raise additional funds for the development of our business and the marketing of our products. Such additional funds may be raised through the sale of additional stock, stockholder and director advances and/or commercial borrowing. There can be no assurance that a financing will continue to be available if necessary to meet these continuing development costs or, if the financing is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us will result in a significant dilution in the equity interests of our stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may not be able to expand or continue our operations and developments and so may be forced to scale back or cease operations or discontinue our business and you could lose your entire investment.

We may not be able to compete effectively against other companies that have existed for a longer period and have greater financial resources.

We compete in a market that is highly competitive and expect competition to intensify in the future. We will seek to compete with a variety of developing and established companies, including those specialized exclusively in the sale of PVC panels, as well as those engaged in the sale of broader portfolios of hardware and building materials. Many of our prospective competitors have significantly greater financial, technical, and marketing resources than our company, and many have established consumer brands, preferential supplier relationship, and developed retail distribution networks, both traditional and online.

We may not be able to compete successfully against these competitors. If we are unable to effectively compete in our chosen markets, our results would be negatively affected, we may be unable to implement our business plan, and our business may ultimately fail.

Our products or our company may be subject to product liability claims which may be detrimental to our reputation and financial condition.

Although we are a distributor and not a manufacturer of products, and therefore not directly responsible for potential flaws or defects in any of the goods which we intend to sell, we may become implicated in product liability claims as a result of alleged or actual harm related to the use of our products by end users. Whether we are directly implicated as a named defendant in such a civil claim, or indirectly implicated by association as a product distributor, we may suffer reputational and economic harm to the extent that the safety or quality of our products is called into question. Additionally, if we are directly named as a defendant in such a civil claim, we expect to incur significant legal expense and, if we our held responsible for injury arising from any of our products, significant additional financial liability. Although we intend to carry product liability insurance to safeguard against potential claims, any such claims could irreparably harm our reputation, our financial condition, and ultimately cause our business to fail.

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We depend on third parties for our product supply and therefore, if they fail to perform, we may not be able to effectively operate our business.

To generate significant customer traffic, volume of purchases and repeat purchases that we believe are crucial to obtaining sufficient revenues, we must develop and maintain customer trust in the quality of goods which we deliver, in the timeliness of our delivery and installation services, among other factors. If for any reason any of our suppliers fails to perform, we may not be able to service our customers (buyers) effectively and thereby may lose customers or damage our reputation. Furthermore, if we do not secure sufficient number of suppliers to supply our products, then we may not have a successful product offering and may not attract customers. In addition, the success of our business requires that we establish relationships with professionals in strategic regions around the world who can, through their expertise, source and nurture relationships to develop our business. If we are unable to establish such relationships, we may be unable to procure goods or on terms acceptable to us, and our business may fail.

Compliance with rules and requirements applicable to public companies will cause us to incur increased costs, which may negatively affect our results of operations.

We are subject to a numbers of laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and related regulations implemented by the SEC. Unlike private companies, we must invest significant resources to comply with current and future securities laws, regulations and standards. This investment will result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities in favor of compliance related activities. In that regard, we estimate that, based on our anticipated public reporting obligations, we must dedicate approximately $40,000 per year in respect of legal, auditing, accounting and filing costs. Furthermore, the laws, regulations and standards that are applicable to our Company are subject to change, which could result in continuing uncertainty regarding compliance matters, and higher compliance and disclosure costs. If we are unable to benefit from our status as a reporting company by establishing a public market for our securities in order to attract investment, the ongoing costs of our public reporting obligations will have a material adverse effect on our financial condition and results of operations.

Because our principal assets and our sole director and officer are located outside of the United States, it may be difficult for you to enforce your rights based on U.S. Federal Securities Laws against us or our sole officer and director, or to enforce U.S. Court Judgments against us or our sole officer and director in Canada.

Our sole officer and directors resides in Canada. In addition, although we are a Nevada corporation, our primary assets, which include cash, trade receivables, and any inventory we may acquire, will be located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or in Canada and, even if civil judgments are obtained in U.S. courts, to enforce such judgments against our sole officer and director in courts of Canada. Further, it is unclear whether extradition treaties now in effect between the United States and Canada would permit effective enforcement against us or our sole officer and director of criminal penalties, under the U.S. Federal securities laws or otherwise.

Our officers are engaged as consultants instead of employees of our company.

Having our officers engaged as consultants instead of employees poses the risk to our company that, perhaps, our consultant may not always be available. If one of our consultants has other clients, we may be at a lower priority until we are fit into their schedule. Additionally, most business decisions that need additional consultation are top priority and have an upcoming and hard-set deadline.

Further, when we engage consultants rather than employees, we do not have the advantages of an employee, such as consistency, dependability, and availability. If we need our employee to work on a project, all we have to do is assign it and wait for it to be completed. As the business owner, we won’t be lowly prioritized as we would with a consultant. Contrary to a consultant, an employee will maintain focus on our objective, rather than furthering his/her career by taking on additional clients. Many consultants will leave clients behind once they secure higher-paying clients.

Unlike employees, whom we can closely supervise and monitor, independent contractors enjoy certain autonomy to decide how best to do the task for which we hired them. We may be liable for injuries a consultant suffers on the job. Employees who are injured on the job are usually covered by workers' compensation insurance. In exchange for the benefits they receive for their injuries, these employees give up the right to sue their employer for damages. Consultants are not covered by workers’ compensation, which means that if they are injured on the job, they might be able to sue us and recover damages.

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We expect to be directly affected by fluctuations in the general economy.

Demand for goods is affected by the general global economic conditions. When economic conditions are favorable,, commercial and residential construction increase. Under such circumstances, purchases of building and renovation materials, such as PVC panels, generally increase. When economic conditions are less favorable, sales of building and renovation materials are generally lower. In addition, we may experience more competitive pricing pressure during economic downturns. Therefore, any significant economic downturn or any future changes in consumer spending habits could have a material adverse effect on our financial condition and results of operations.

We expect our products to be subject to changes in customer taste.

The markets for our products are subject to changing customer tastes and the need to create and market new products. Demand for construction finishing materials, such as wall and ceiling paneling, is influenced by the popularity of certain aesthetics, cultural and demographic trends, marketing and advertising expenditures and general economic conditions. Because these factors can change rapidly, customer demand also can shift quickly. Some goods appeal to customers for only a limited time. The success of new product introductions depends on various factors, including product selection and quality, sales and marketing efforts, timely production and delivery and customer acceptance. We may not always be able to respond quickly and effectively to changes in customer taste and demand due to the amount of time and financial resources that may be required to bring new products to market. The inability to respond quickly to market changes could have a material adverse effect on our financial condition and results of operations.

If we are unable to successfully manage growth, our operations could be adversely affected, and our business may fail.

Our progress is expected to require the full utilization of our management, financial and other resources. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no assurance that management will be able to manage growth effectively.

Because we do not have sufficient insurance to cover our business losses, we might have uninsured losses, increasing the possibility that you may lose your investment.

We may incur uninsured liabilities and losses as a result of the conduct of our business. We do not currently maintain any comprehensive liability or property insurance. Even if we obtain such insurance in the future, we may not carry sufficient insurance coverage to satisfy potential claims. We do not carry any business interruption insurance.

We may have liabilities to affiliated or unaffiliated third parties incurred in the regular course of our business.

We regularly do business with third party vendors, customers, suppliers and other third parties and thus we are always subject to the risk of litigation from customers, employees, suppliers or other third parties because of the nature of our business. Litigation could cause us to incur substantial expenses and, negative outcomes of any such litigation could add to our operating costs which would reduce the available cash from which we could fund our ongoing business operations.

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The loss of the services of our executive officers would disrupt our operations and interfere with our ability to compete.

We depend upon the continued contributions of our executive officers. Our executive officers handle all of the responsibilities in the area of corporate administration and business development. We do not carry key person life insurance on any of their lives and the loss of services of any of these individuals could disrupt our operations and interfere with our ability to compete with others.

Risks Associated with Our Common Stock

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop or be sustained after this Offering. After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTCQB tier of the OTC Markets electronic quotation system. We must satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the OTCQB or a public market for our common stock may not materialize if it becomes quoted.

If our securities are not eligible for initial or continued quotation on the OTCQB or if a public trading market does not develop, purchasers of the common stock in this Offering may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through August , 2018, including a Form 10-K for the year ended February 28, 2017, assuming this registration statement is declared effective before that date. At or prior to February 28, 2017, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on February 28, 2018 If we do not file a registration statement on Form 8-A at or prior to February 28, 2018, we will continue as a reporting company and will not be subject to the proxy statement requirements of the 1934 Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will be a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our common shares and may affect the ability of purchasers to sell any of our common shares in the secondary market.

For any transaction (other than an exempt transaction) involving a penny stock, the rules require delivery, prior to such transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made regarding sales commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock is exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit your ability to buy and sell our stock, which could depress our share price.

FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares, depressing our share price.

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State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this Offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of their investment.

If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the OTCQB following this Offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

•	variations in quarterly operating results;
•	our announcements of significant contracts and achievement of milestones;
•	our relationships with other companies or capital commitments;
•	additions or departures of key personnel;
•	sales of common stock or termination of stock transfer restrictions;
•	changes in financial estimates by securities analysts, if any; and
•	fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

We arbitrarily determined the price of the shares of our common stock to be sold pursuant to this prospectus, and such price does not reflect the actual market price for the securities. Consequently, there is an increased risk that you may not be able to re-sell our common stock at the price you bought it for.

The Selling shareholders may sell their shares at the fixed price of $0.05 per share until our common stock is quoted on the OTCQB tier of the OTC Markets electronic quotation system, and thereafter at prevailing market prices or privately negotiated prices. However, our stock may not become quoted on the OTCQB. The initial offering price of $0.05 per share of the common stock offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this Offering. If the market price for our stock drops below the price which you paid, you may not be able to re-sell out common stock at the price you bought it for.

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Because we do not intend to pay any dividends on our common stock; holders of our common stock must rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any December 31.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company”, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the securities offered through this Prospectus by the selling security holders. The selling security holders will receive all proceeds from this offering.

DETERMINATION OF OFFERING PRICE

The selling security holders will offer their shares at fixed price of $0.05 per share until our common stock is quoted on the OTCQB tier of OTC Markets electronic quotation system (“OTCQB”), and thereafter at prevailing market prices or privately negotiated prices. However, our stock may not become quoted on OTCQB. The initial offering price of $0.05 per share was determined by our Board of Directors, who considered several factors in arriving at the $0.05 per share figure, including the following:

•	our most recent private placements of 4,030,000 shares of our common stock at a price of CDN$0.01per share on January 28, 2017;
•	our lack of operating history;
•	our capital structure; and
•	the background of our management.

As a result, the $0.05 per share initial offering price of our common stock does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time. The price is not based on past earnings, nor is it indicative of the current market value of our assets. No valuation or appraisal has been prepared for our business. You cannot be sure that a public market for any of our securities will develop.

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DILUTION

All of the 4,030,000shares of our common stock to be sold by the selling security holders are currently issued and outstanding, and will therefore not cause dilution to any of our existing stockholders.

SELLING SECURITY HOLDERS

As of August 18 , 2017 our company has 200,000,000 common shares and 100,000,000 preferred shares authorized, each with a par value of $0.0001 per share, with 13,530,000 common shares and no preferred shares outstanding.

The 23 selling security holders are offering for sale 4,030,000shares of our issued and outstanding common stock which they obtained through the following private transactions:

•	On January 28, 2017, we issued 4,030,000 common shares at the price of $0.0076 (CDN$0.01) per share or $30,733 (CDN$40,300) in the aggregate. These shares were issued to twenty- three (23) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended). All of these shares are being registered in this Prospectus on behalf of the selling security holders.

The following table provides information as of August 18 , 2017 regarding the beneficial ownership of our common stock by each of the selling security holders, including:

•	the number of shares owned by each prior to this offering;
•	the number of shares being offered by each;
•	the number of shares that will be owned by each upon completion of the offering, assuming that all the shares being offered are sold;
•	the percentage of shares owned by each; and
•	the identity of the beneficial holder of any entity that owns the shares being offered.

Name of Selling Security holder	Shares Owned Prior to this Offering(1)	Percent(2)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering
Yu Shui Hung Flat D, 9/F, The Blue Yard, 1 Tak Uk ST. Tsuen Wan, Hong Kong	575,000	4.249	575,000	Nil	0%
Ma Yuk Sau Room 1816, Lung Fai House, Lower Wong Tai Sin, Kowloon, Hong Kong	535,000	3.954	535,000	Nil	0%
Szeto So Chu Room 1816, Lung Fai House, Lower Wong Tai Sin, Kowloon, Hong Kong	470,000	3.473	470,000	Nil	0%
Leung Lai Nor Shirley Room H, 25/F, Blk 1, Saddle Ridge Garden, Kam Ying Road, Ma On Shan, Hong Kong	420,000	3.104	420,000	Nil	0%
Lam Tsui Ling Rm 1629, Kwong Ping House, Kwong Fuk Estate, Tai Po, Hong Kong	500,000	3.695	500,000	Nil	0%
Ng Yut Kuen Rm 1502, Wah Shui House, Tin Wah estate, Tin Shui Wai, Hong Kong	520,000	3.843	520,000	Nil	0%
Leong Kai Chung Rm 1502, Wah Shui House, Tin Wah Estate, Tin Shui Wai, Hong Kong	430,000	3.178	430,000	Nil	0%

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Name of Selling Security holder	Shares Owned Prior to this Offering(1)	Percent(2)		Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering
Mario Todd Unit E, 23/F, Tower 11, Metro City, Phase 2, Tseung Kwan, Hong Kong	550,000	4.065		550,000	Nil	0%
Jean Nlandu 264 Riverstone Pl SE, Calgary, AB, T2C 3W8	2,300	0.016	(3)	2,300	Nil	0%
Nadine Mujinga Bawala 264 Riverstone Pl SE, Calgary, AB, T2C 3W8	1,700	0.012	(3)	1,700	Nil	0%
Chang Fei Zhou 56 Auburn Meadows Gardens SE, Calgary, AB, Canada T3M 2H7	2,000	0.014	(3)	2,000	Nil	0%
Jacob Unger 100 Huntwick Way NE, Calgary, AB, Canada T2K 4H3	1,800	0.013	(3)	1,800	Nil	0%
Joseph Au 308 78 Ave NE, Calgary, AB, Canada T2K 0R6	2,000	0.014	(3)	2,000	Nil	0%
Jun Chen Unit 320, 1920 14 Ave NE, Calgary, AB, Canada T2E 8V4	2,000	0.014	(3)	2,000	Nil	0%
James Hau Fat Au 308 78 Ave NE, Calgary, AB, Canada T2K 0R6	1,800	0.013	(3)	1,800	Nil	0%
Grace Pui Yin Au 308 78 Ave NE, Calgary, AB, Canada T2K 0R6	2,200	0.016	(3)	2,200	Nil	0%
Sun Qi 223 Pump Hill View SW, Calgary, AB, Canada T2V 4R7	1,700	0.012	(3)	1,700	Nil	0%
Guangcheng Zheng 7727 Hunterview Drive NW, Calgary, AB, Canada T2K 4P8	2,300	0.016	(3)	2,300	Nil	0%
Jiang Ying Tan 7727 Hunterview Drive NW, Calgary, AB, Canada T2K 4P8	1,700	0.012	(3)	1,700	Nil	0%
So Ngo Szeto 3 - 6420 41 Street NE, Calgary, AB, Canada T2K 5M8	2,000	0.014	(3)	2,000	Nil	0%
Phanh Boi Lu 48 Evansdale Common NW, Calgary, AB, Canada T3P 0E1	2,200	0.016	(3)	2,200	Nil	0%
Yiu To Li 48 Evansdale Common NW, Calgary, AB, Canada T3P 0E1	1,800	0.013	(3)	1,800	Nil	0%
Ye Xu 28 Beddington Gdns NE, Calgary, AB, Canada T3K 4N9	2,500	0.018	(3)	2,500	Nil	0%

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Name of Selling Security holder	Shares Owned Prior to this Offering(1)	Percent(2)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering

TOTAL	4,030,000	/	4,030,000
_____________

(1)

The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this Prospectus.

(2)	The percentages are based on 13,530,000 shares of our common stock issued and outstanding and as at August 18 , 2017.
(3)	Less than 1%.

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all the shares or rights to the shares. The numbers in this table assume that none of the selling security holders will sell shares not being offered in this Prospectus or will purchase additional shares, and assumes that all the shares being registered will be sold.

Other than as described above, none of the selling security holders or their beneficial owners has had a material relationship with us other than as a security holder at any time within the past three years, or has ever been one of our officers or directors or an officer or director of our affiliates.

None of the selling security holders are broker-dealers or affiliates of a broker-dealer.

PLAN OF DISTRIBUTION

No public market currently exists for shares of our common stock. We intend to engage a market maker to apply to have our common stock quoted on the OTCQB electronic quotation system. In order for our common stock to be quoted on the OTCQB, a market maker must file an application on our behalf to make a market for our common stock. This process takes at least 60 days and can take longer than a year. We have not yet engaged a market maker to make an application on our behalf. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. There is no assurance that our common stock will become quoted on the OTCQB or that any public market for our common stock will develop. The selling security holders may sell some or all of their shares of our common stock in one or more transactions, including block transactions:

•	on such public markets as the securities may be trading;
•	in privately negotiated transactions; or
•	in any combination of these methods of distribution.

The selling security holders may offer our common stock to the public: at a fixed for of $0.05 per share for the duration of the offering.

We are bearing all costs relating to the registration of our common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock.

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The selling security holders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of our common stock. In particular, during such times as the selling security holders may be deemed to be engaged in a distribution of any securities, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

•	furnish each broker or dealer through which our common stock may be offered such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer;
•	not engage in any stabilization activities in connection with our securities; and
•	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus will be deemed to be underwriters within the meaning of section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals will be deemed underwriting compensation under the Securities Act. Neither we nor the selling security holders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling security holders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock. Because the selling security holders will be deemed to be “underwriters” within the meaning of section 2(a)(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act. Each selling security holder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

Regulation M

During such time as the selling security holders may be engaged in a distribution of any of the securities being registered by this Prospectus, the selling security holders are required to comply with Regulation M under the Exchange Act. In general, Regulation M precludes any selling security holder, any affiliated purchaser and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling security holders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the selling security holders of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

With regard to short sales, the selling security holders cannot cover their short sales with securities from this offering. In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage in such an activity. All of these limitations may affect the marketability of our common stock.

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Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;
•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;
•	contains the toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

•	the bid and ask prices for the penny stock;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;
•	the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and
•	a monthly account statement indicating the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of our common stock under this Prospectus in the United States, the selling security holder will need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

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Any person who purchases shares of our common stock from a selling security holder pursuant to this Prospectus, and who subsequently wants to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Registration Statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 200,000,000 shares of common stock with a par value of $0.0001 per share and 100,000,000 preferred shares with a par value of $0.0001 per share.

Common Stock

As at the date of this registration statement there were 13,530,000 issued and outstanding shares of our common stock that are held by 27 holders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

As of the date of this registration statement there were no shares of our preferred stock outstanding.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants and Options

As of the date of this Prospectus, there are no warrants to purchase shares of our common stock and no options to purchase shares of our common stock outstanding.

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Convertible Securities

We have not issued any securities convertible into shares of our common stock or granted any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Experts

The audited consolidated financial statement of TGS International Ltd. for the period from December 1, 2016 (inception) to February 28, 2017 has been included in this Prospectus in reliance upon MNP LLP, an independent registered public accounting firm, as experts in accounting and auditing.

W.L. Macdonald Law Corporation of the law firm Macdonald Tuskey, of 409 – 221 W. Esplanade, North Vancouver, British Columbia, Canada V7M 3J3, has rendered a legal opinion regarding the validity of the shares of common stock offered by the Selling Shareholders. The opinion is filed as exhibit 5.1 to this registration statement.

DESCRIPTION OF BUSINESS

Forward-Looking Statements

This Prospectus contains forward-looking statements. To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “will”, “may”, “anticipates”, “believes”, “should”, “intends”, “estimates” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our intellectual property; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified personnel; and other risks detailed from time to time in our filings with the SEC, or otherwise.

OUR COMPANY AND OUR BUSINESS

TGS International Ltd. (“TGS International”) was established on December 1, 2016 in Nevada, USA. On December 21, 2016, TGS International acquired TGS Building Products Ltd. of Alberta (“TGS Alberta”) as its wholly subsidiary. TGS Alberta was established in March, 2016 in Alberta, Canada with focus in the sale and installation of PVC wall and ceiling panels in addition to renovation business in North America. TGS Alberta has worked closely with a PVC products manufacturer in China to bring the Company’s newly-formulated PVC products into Canada. TGS International and TGS Alberta are collectively referred to in the registration statement as “we”, “us”, “our”, “TGS” or “the Company”.

Our executive offices are located at Unit 3, 6420 – 4 Street NE2806, 505 - 6th Street SW, Calgary, Alberta, Canada T2K 5M8. Our telephone number is (403) 616 - 9226.

PRODUCTS

The Company specializes in indoor PVC (polyvinyl chloride) wall and ceiling panels for residential, commercial, and industrial applications. Initially, the Company is focusing in the production and sale of white PVC wall and ceiling panels in standard width of 16 inches to better streamline its operations and to ensure a quality and timely delivery of its products to customers. Coloured and textured panels will be offered as special custom orders on a per project basis.

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The Company has designed a mold for its PVC panels as shown below. The mold has been manufactured and placed with its manufacturer in China.

(dimensions in mm)

In addition to PVC wall and ceiling panels, the company also offers a selection of PVC floorings as a part of the company’s product line.

PRODUCT SOURCING

TGS purchases its products from a Chinese manufacturer, Jiangyin Weixin Plastic Co. Ltd. of Jiangyin City, Jiangsu Province, China with whom it has established a strong relationship. On June 4, 2017, we entered into a marketing and sale agency agreement with Jiangyin Weixin Plastic Co. Ltd. With this agreement, we will be responsible for the marketing and sale of products in Canada. The agreement is for a term of 2 years with automatic renewal for one year term for subsequent years. There are no royalties payable pursuant to the agreement and no pre-determined wholesale or retail prices. Wholesale product pricing will be determined by the parties on a continual basis, and retail pricing will be at the discretion of TGS. Weixin will manufacture PVC panels to order based on the mold designed by the company, or to such other specifications as may be requested by the company from time to time. The company will strive to maintain a solid rapport with its manufacturer to ensure the company will have a good quality product and enhanced reliability in manufacturing and delivery. TGS also plans to work closely with its manufacturer to diversify its products to present a more complete and varied product line.

BENEFITS OF PVC PANELS

PVC panels boast many advantageous qualities for building applications both traditional and creative. Their usage has gained increasing popularity as they are ideal alternatives for conventional building materials such as drywalls and plywood, particularly in areas exposed to water and moisture.

Easy Installation. PVC panels are quick and easy to install, without the need for complex specialty tools. Their interlocking design is based on a simple tongue-and-groove mechanism, pieced together like a jigsaw puzzle. Fasteners are hidden inside the grooves and finished off with specially designed trimmings to provide a smooth and clean finish. Panels are available in standard width and customizable lengths to accommodate to different project requirements.

Low Maintenance. PVC panels require minimal effort to maintain and cleaning only involves water and a mild soap solution using a sponge or soft bristle brush. On most occasions, wiping will be sufficient.

Waterproof and Mold Proof. One of the most appealing selling points of PVC panels is their water-resistant capability; ideal for use in areas with frequent exposure to water that would otherwise damage alternative wall applications. Because of their ability to repel water, they are also highly resistant to mold and bacteria, making them highly hygienic and suitable for environments with stringent health and safety requirements.

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Fire and Chemical Resistant. The chemical makeup of PVC panels provide an inherit resistance to fire and most corrosive chemicals. Not only do they offer a safe environment for application but also longevity not obtainable with conventional building materials.

Lightweight yet Durable. With their hollow design and standard widths, PVC panels are easy to transport and lightweight compared to other materials of similar application. Nonetheless, they are also very durable and robust; materials that can withstand even the toughest and most demanding environments.

Bright and Clean. The smooth, glossy finish of the panels helps reflect light, offering interiors a bright and clean appearance. As long as the panels are installed indoor as directed, they are fade resistant and the surface will remain fresh and clean for a long period of time.

Versatile Application. PVC panels are suitable for virtually all indoor settings and environments whereby walls and ceilings exist. They can be installed as a new walls system or retrofitted to existing surfaces with little complications. The panels can be installed horizontally, vertically, or even diagonally to accommodate to the needs and tastes of individual customers.

Cost and Time Effective. The simplicity of PVC panels calls for straightforward labour. No additional plastering or painting is required. Not only can projects be completed in a fraction amount of time in comparison to drywall, but money is also saved as labour cost is significantly reduced.

Recyclable. PVC panels can be recycled and reshaped into new products.

PVC PANEL APPLICATIONS

Due to the versatility of the products, PVC panels can be utilized in a wide array of different applications within residential, commercial, and industrial settings. They are ideal alternatives to traditional wall systems not only for their functionality but also for their decorative aptitude.

Residential Use	Commercial Use	Industrial Use
Kitchen	Office	Agricultural facilities
Bathroom	Car Washes	Meat packaging plants
Indoor Pools	Laundromats	Food processing plants
Laundry Room	Supermarkets	Chemical processing plants
Living Room	Health care facilities	Factories /Warehouses
Garage	Hospitality facilities	Laboratories
Basement	Gyms/Aquatic centres	Marinas/Fisheries

Installation Overview

Cutting. The panels can be cut vertically or horizontally using simple woodworking tools. They can be cut using a normal fine-toothed wood saw or with a jigsaw.

Fitting to Walls. The panels can be fitted directly to the wall and can be fixed straight over tiles. Only on exceptionally uneven/bad conditioned walls do they need to be fitted to battens. The panels can be glued, screwed, nailed or stapled as desired. Due to the tongue and groove nature of the paneling, they can be fixed through the tongue, such that the fixings are always hidden.

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Fitting to Ceilings. Panels can be fitted using adhesive, staples or screws. If suspending from the ceiling, panels can be fitted using a metal hanger bracket or attached to a wooden framework. To cut holes for spotlights, a hole cutting attachment for an electric drill is ideal.

INDUSTRY ANALYSIS

Construction Industry

Canada’s construction industry activity dropped from US$294.1 billion in 2014 to US$289.0 billion in 2015, marking a 1.7 percent decline, following an average annual growth of 3.6 percent for four consecutive years. Weak economic conditions, low commodity prices, poor fixed-capital investments, public spending cuts, and a high rate of unemployment all contributed to this weak performance1. Despite this downturn, industry activity is expected to pick up in 2016 with marked improvement over the next five years to reach US$321 billion by 20202, driven by investment in public infrastructure, renewable energy infrastructure and commercial projects, and improvements in consumer and investor confidence3. Growing population and urbanization, and improvements in domestic manufacturing activities are predicted to be the main drivers behind the industry growth up until 2020 in Canada. Several government programs, such as the Affordable Housing Initiative (AHI), New Building Canada Plan (NBCP) and Made in Canada, will also continue to support the industry’s growth over the forecast period.

________________

1 http://www.woodbusiness.ca/industry-news/news/report-on-key-trends-in-canadian-construction-3202

2 http://www.worldcement.com/the-americas/27042016/Canada-construction-industry-forecast-to-improve-987/

3 http://www.woodbusiness.ca/industry-news/news/report-on-key-trends-in-canadian-construction-3202

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Non-residential and engineering construction projects will remain the keystones of provincial and federal governments’ ten year plans4. As a start, the second quarter of 2016 saw investment in non-residential construction rising 0.2 percent to $12.6 billion from the previous quarter5. However, construction activity will vary greatly across provinces, with some regions impacted by lower commodity prices, delayed or cancelled projects and declining employment.

Alberta. Low oil and natural gas prices in Alberta will continue to hinder engineering, institutional, and industrial construction until 2019. Commercial building, on the other hand, will continue into 2016 with existing projects, before slowing in 2017 and growing in steady increments over the long term6.

Manitoba. The province’s diverse economic sectors offer potential for growth as major new hydro, transmission and pipeline projects go underway. There will also be a gradual rise in commercial and industrial building construction and growing demand for maintenance work7.

Saskatchewan. Non-residential building construction will be maintained at high levels until 2021 by major mining and infrastructure projects, as well as steady gains in maintenance work in the near term. As projects wind down after 2021, the decline in engineering-related work declines will be offset by moderate growth in industrial, commercial and institutional (ICI) building construction8.

British Columbia. Construction in 2016 will begin in a growth phase with new infrastructure projects and energy development leading investment9.

Residential

Residential construction is expected to take on more importance in the industry over the next five years, to account for 38.4 percent of the industry’s total value in 2020. The market will be supported by a rising population, urbanization, improving economic conditions, as well as the government’s initiative to provide affordable houses to the lower- and middle-class population through the Affordable Housing Initiative10. The Canadian government is planning to spend US$6.0 billion in social infrastructure by 2020, which includes expenditure on renovation and new housing buildings construction.

Housing Starts

After years of record growth, nationwide housing starts are expected to slow in 2016 and 2017 with units ranging from 181,300 to 192,300 units in 2016 and 172,600 to 183,000 units in 2017, a marked slowdown from the 195,535 starts of 201511. While there is an overall decline in new housing starts at the national level, activity will vary greatly amongst different provinces. Oil-producing provinces such as Alberta, Saskatchewan, and Newfoundland and Labrador are expected to experience continual decline in 2016 before rebounding in 2017, while housing activity rises in British Columbia and Ontario.

_________________

4 http://kooybros.com/2016-construction-forecast-what-contractors-can-expect-year-ahead

5 Statistics Canada, Non-residential building construction investment, 2016

6 https://www.constructionforecasts.ca/en/media/press-releases?field_press_release_date_value%5Bvalue%5D%5Byear%5D=2016

7 Ibid

8 Ibid

9 Ibid

10 http://www.worldcement.com/the-americas/27042016/Canada-construction-industry-forecast-to-improve-987/

11 Canada Mortgage and Housing Corporation, “Housing Market Outlook: Canada Edition,” p. 2

24

Renovations

While new housing slows, renovation work continues to rise in Canada across all provinces. Renovation spending is an important part of Canada’s economy, contributing roughly $15 billion to the local market in 201512 and accounting for 3.4 percent of the gross domestic product in 201413. From the millennium up to the recession, the renovation industry has grown by 8.7 percent annually and 2.6 percent per year post-recession. With Canadians struggling to afford new housing options, many have turned to renovations as a way to achieve better living spaces.

In 2015, Canadians spent $70.1 billion on renovations with forecasted figures to reach $71.4 billion in 201614. The home renovation poll conducted by CIBC reveals that 37 percent of homeowners intend to carry out a renovation project in the upcoming year. Although this is lower than that of the 40 percent in the previous year, average dollar amount predicted to be spent on renovation projects increased to $13,017 from $12,293 in 2015. A notable shift in planned renovations shows that Canadians are moving towards projects that enhance the overall quality of their living space versus ones that guarantee revenue returns on resale, further confirming their position to settle into their existing residences. Despite its economic downturn, Alberta’s renovation spending is the highest in the country, with homeowner intending to spend an average of $22,951 on renovation projects, up 70 percent from $13,520 a year earlier15.

MARKET SIZE AND GROWTH

In 2013, roughly 39.3 million tonnes of PVC were consumed worldwide, making it one of the most widely produced plastics in addition to polypropylene (PP) and polyethylene (PE). According to German market research firm Ceresana, demand for PVC is expected to rise by 3.2 percent per annum until 202116. Asia-Pacific currently makes up the largest market in sales, accounting for 56 percent of global consumption. It will remain as the highest growth market in the upcoming years, followed by North America and Western European, who are experiencing growth again after losses in previous years.

The construction industry has been recognized as the leading market for the sale of PVC products. Despite a slowdown, China’s construction industry remains the highest growing market in the world, followed by India, who is expected to grow at a rate of 4.9 percent per year17. With positive developments in the construction industry, demand for PVC products in the United States and Canada is projected to be on a steady rise, rebounding from weak domestic demand in previous years.

MARKET STRATEGY

Agricultural

Agricultural facilities will represent one of the major target markets of the company. Among agricultural facilities, TGS will largely be focusing its initial marketing efforts towards the Hutterites colonies within Canada through various forms of direct marketing. The Hutterities, with their concentrated geographic locations and dominant agricultural background, post as ideal customers for the company. This largely untapped market presents a tremendous potential as they allow for the purchase of large volume and opportunity for recurring business. Word-of-mouth is a very effective form of advertisement within such tightly knit community. TGS hopes to take advantage of such once it gains entry into this market. The company will be working closely with agents with experience conducting business with the Hutterites colonies to maximize its marketing reach.

_________________

12 https://www.thestar.com/life/homes/2016/06/04/renovations-new-home-construction-are-our-economys-engine-tuckey.html

13 http://business.financialpost.com/personal-finance/mortgages-real-estate/canadians-spending-more-on-fixing-homes-than-buying-new-ones-as-renovations-top-68-billion

14 http://business.financialpost.com/personal-finance/mortgages-real-estate/renovation-spending-expected-to-rise-in-2016-as-people-just-cant-afford-to-move

15 Ibid

16 “Market Study: Polyvinyl Chloride (3rd Edition) – Introduction,” Ceresana (July 2014)

17 Tim Somheil, “Study: Global PVC Demand to Grow 3.2% Annually Through 2012,” Plastics Today (August 25, 2014)

25

Each Hutterites colony is inhabited by 50 to 120 people with an average of 80 people and 14 families. Almost all Hutterites are sustained through farming, an occupation of utmost importance pertaining to their religious beliefs. Most colonies grow crops and manage farms between 3,000 and 12,000 acres. They also raise a large amount of livestock, at times producing 10 to 30 percent of a province’s hogs, eggs, or turkeys18.

Residential

TGS will also be pursuing the home renovation market where PVC panel could be a practical replacement to drywall installations, particularly where moisture and mold growth are issues. The company will work with experienced contractors that can seek out potential market in the residential sector and, at the same time, generate enough buzz within the market to enhance consumer interest and knowledge for how PVC panels can be incorporated into their homes.

According to Canada Mortgage and Housing Corporation’s last issue of Renovation and Home Purchase Report published in 2012, contractors continue to play a big part in homeowner’s renovation projects. Among households that renovated in 2011, 35 percent contracted out all the work, 30 percent contracted out partial of the work, 29 percent engaged in the work themselves, and 5 percent purchased materials and contracted out the labour. Respondents between ages 45 to 54 performed 28 percent of all renovations, the highest among all the age groups, followed by age 55 to 64, age 35 to 44, age 65+, and lastly, age 25 to 3419. The average cost of renovations was highest among the highest income brackets, led by those earning over $100,000 (at an average cost of $18,604), followed by those earning $80,000 to $99,999 (average cost of $11,827)20.

Commercial and Industrial

For the commercial and industrial market, the company will target facilities where frequent exposure to water may pose as a concern, such as car wash facilities. As well, it will also target warehousing facilities for which the use of PVC wall panels could substantially reduce cost and installation time. PVC panels can also be considered for use in temporary facilities in which the panels can be removed at the end of the job and relocated to another facility.

MARKETING AND SALE STRATEGY

Pricing

A competitively lower price point will be set at the initial stage of the company’s operations to avoid direct competition with the existing suppliers in Canada. This pricing strategy aims to overcome the challenge of being a new entry into the market and to attract larger volumes sales from contractors and the Hutterite colonies in hopes of retaining them as repeat customers. Generally, the company aims to sell its products at 10% below the selling price of other suppliers while achieving a gross profit margin of at least 15% to 20%. Based on the company’s recent review, the market selling price of PVC panels ranges from $1.30 to $1.80 per square foot. Despite the company’s appealing price structure, it is important for the consumers to be aware that quality will not be comprised. TGS’ lowered pricing approach should be achievable through a combined competitive advantage of having its products sourced overseas, an effective coordination of logistic functions and a simple corporate structure. Once the company establishes a stable foothold in the market, price adjustments can be made as needed to achieve a more favorable profit margin.

Inventory, Sales and Distribution

We do not currently maintain an inventory of products, although we intend to do so when we have sufficient capital to procure an inventory of our custom designed panels. We will require a minimum investment of $50,000 to manufacture the first container of our custom designed PVC panels. A container represents the minimum shipping quantity available to us. To date, we have sold only third party PVC panels obtained from local distributors on an as-needed basis. We will continue to do so until we are able to procure an inventory of our own panels.

_________________

18 http://www.hutterites.org/day-to-day/livelihood/

19 Canada Mortgage and Housing Corporation, “Renovation and Home Purchase Report,” p. 3

20 Ibid, p. 4

26

TGS does not intend to carry any large amount of in-house inventory and will aim to complete orders only upon the fulfillment of a minimum shipping quantity. It is, therefore, imperative that a significant sales volume be achieved, not only to offset the reduced profit margin due in part of the lower pricing, but also to attain maximum economy in shipping and to eliminate the cost for inventory storage. Generally, shipments of products will be shipped to Calgary and from Calgary the products will be distributed to customers. Although we do not currently require a warehouse facility, we anticipate that we will require a modest warehousing or storage space once we invest in an inventory of our custom designed panels. Such spaces are commonly available in Calgary on a month to month basis.

When we do obtain inventory, wholesale prices will negotiated on a case by case basis. Similarly, we negotiate retail prices on a case by case basis, typically incorporating a markup of 15% to 30% from the factory wholesale price. Generally, all payments will be due upon delivery. For large orders, we will require a deposit of 30%. We will either receive payments directly from customers or from our agents.

The sale of TGS’ products will primarily be conducted through direct sale or the company’s sales agents. Initially, TGS plans to have two groups of sale agents, with one group located in northern Alberta and one group located in southern Alberta. Generally, the company would require a deposit of 30% upon receiving an order and a final payment on delivery. Importantly, our ability to engage sales agents is subject to our raising sufficient capital to finance inventory, marketing expense, and general and administrative expenses. We have set fall of 2017 as a tentative target to raise sufficient financing (estimated at $125,000 in the aggregate) to engage our sales agents, however there is no guarantee that we will achieve this target. Please refer to the section entitled Cash Requirements beginning at page 31 of this registration statement.

Promotion

Direct marketing, public relations, simple advertisements and word-of-mouth will be TGS’ primary promotional strategy. A particularly marketing efforts will be geared towards farming communities in the form of direct fax advertising to create awareness and stimulate consumer interest. Facsimile remains a common form of communication channel within the farming communities, such as Hutterities colonies. The advertisement will provide general information about our products and direct the viewer to the company’s sales agent to obtain further details. As the sales agent will be the representative for the company, strong interpersonal skills and public relations will be imperative for the closing of the transactions. In any sale, the ultimate goal for the company is to foster long-term relationships with potential and existing clients in hopes of generating positive word-of-mouth referrals.

Target Customers

Initially, TGS will target its marketing efforts toward few group of customers, such as farming communities, contractors, home builders and developers. These customer groups should tend to purchase in large volume and bring recurring business. By focusing on these few initial customer groups, this will allow the company to operate more on a person-to-person basis and to develop a good relationship which should lead to recurring businesses.

COMPETITIVE ANALYSIS

The market for PVC wall and ceiling panels in Canada is still in its infancy state with a limited number of competitors in the industry. Currently, there several Canadian companies selling their own brand of PVC wall and ceiling panels in western Canada. Accompanying their direct sales approach are distributors in various regions that help market and promote their products.

Despite being a new player in the market, TGS believes that it is well positioned to enter into the market due to its low overhead structure and strong relationship with its PVC products manufacturer in China.

27

Key Competitors

Other PVC Panel Suppliers

Domtek: Since 1989, Domtek has been providing construction building materials such as metal roofing and wall cladding in Western Canada in residential, agricultural, and commercial sectors. In 2007, the company established a new division under the name Trusscore for the sale of its PVC wall and ceiling panels. Domtek and Trusscore’s distribution network spans throughout Canada.

Octaform: Established in 1997, Octaform began as a company supplying concrete wall forming system to reduce energy consumption and extend the life of high-performance concrete structures. In 2013, the company introduced the Octaform Quick Liner, a PVC wall and ceiling panels system that incorporates Octaform’s core expertise and existing technology. The Quick Liner is supplied with Octaform’s own patent pending Snap-Trim system.

Delcan: Delcan Products Ltd. is a wholesale company that specializes in PVC buildings materials. The company’s PVC wall and ceiling panels, DelPro 1238, can be purchased in two surface face finishes, smooth and V-Groove, of 12 inch wide. They are made with 100 percent exterior grade, virgin PVC formula. Delcan Products Ltd.’s parent company, Delcan Building Materials Ltd., is a hardware and contractor supply store specializing in Nudura Insulated Concrete Forms.

Competitive Products

Drywall is the main competitive product to PVC panels. It is the most commonly used product for wall and ceiling installations. However, there are locations where drywall installation is not suitable, particularly in moist and wet locations such as car wash facilities. Using PVC panels would be a more suitable installation for moist and wet locations. PVC panels could also be better suited for temporary facilities for which the PVC panels can be removed at the end of the job and relocated to another location.

In addition to various advantages of using PVC panels, PVC panel installation is also cost effective in comparison to drywall installation. With finish surface, PVC panel installation doesn’t require tapping, mudding, sanding and painting as for drywall installation. This saves a lot of installation time and thus labour cost. Based on the current pricing, it is estimated that a drywall installation would cost significantly higher than the cost of PVC panel installation. For example for an area of 1,000 square feet, it is estimated that the installation cost using PVC panels would be in the range of about $2,000 comparing to $4,000 for drywall installation.

EMPLOYEES

Currently we do not have any employees. Our President, Chief Executive Officer and director, Chung Szeto, provides his services as a consultant to our Company on a full time basis. Our Secretary, Treasurer, and Director, Sau Chun Yu provides her services as a consultant to our Company on a part-time basis. Our officers and directors provide services to our business on a consulting basis in order to eliminate overhead costs that we would be required to incur upon the engagement of employees, including employment insurance and workers compensation premiums. We do not expect any material changes in the number of employees over the next 12 month period and will continue to outsource contract employment as needed.

DESCRIPTION OF PROPERTY

As of the date of this Prospectus, our executive and administrative offices are located at Unit 3, 6420 – 4 Street NE Calgary, Alberta, Canada T2K 5M8. The space, which is approximately 300 square feet, is currently provided to us at no cost by our officers and directors. We believe that our office spaces are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

Subsidiaries

We have one wholly owned subsidiary, TGS Building Products Ltd, an Alberta (Canada) company, incorporated on March 8, 2016.

28

Intellectual Property

We assert common law trademark rights in the province of Alberta for the names “TGS”, “TGS International”, and “TGS Building Products” in the field of construction materials. Common law trademark rights are enforceable in provincial courts in Canada, and may be asserted against those who appropriate, dilute or damage the goodwill of our business by using the same or similar trade-names or trademarks. Unlike statutory trademark rights, which are acquired by registration and provide nation-wide protection, common law trademark rights are acquired automatically and provide protection only in the jurisdiction where a business uses a name or logo in commerce. We intend to rely on common law trademark protection until such time as we deem it economical for our business to register our trade-names or trademarks.

We have not registered for the protection of any rights under trademark, patent, or copyright in any jurisdiction.

LEGAL PROCEEDINGS

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the last 10 years:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which she was a general partner at or within two years before the time of such filing, or any corporation or business association of which she was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining her from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii.	Engaging in any type of business practice; or

4.

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws. The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5.

Found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

29

7.

The subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

The subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not traded on any exchange. We intend to engage a market maker to apply to have our common stock quoted on the OTCQB once this Registration Statement has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers. OTCQB issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTCQB, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTCQB. This could prevent us from developing a trading market for our common stock.

Holders

There are currently 27 holders of record of our common stock. We currently act as our own registrar and transfer agent for our common shares.

Dividend Policy

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.

Securities Authorized for Issuance under Equity Compensation Plans

We have no long-term incentive plans.

FINANCIAL STATEMENTS

This prospectus includes the following financial statements:

•	Audited consolidated financial statements for TGS International Ltd. for the period from December 1, 2016 (inception) to February 28, 2017.
•	Consolidated financial statements for TGS International Ltd. for the three months ended May 31, 2017.
•	Audited financial statements of TGS Building Products Ltd. for the period from March 8, 2016 (inception) to December 20, 2016.

Our financial statements are prepared in accordance with United States generally accepted accounting principles and are stated in United States Dollars (US$). The financial statements appear beginning on page F-1.

30

Report of Independent Registered Public Accounting Firm

To the Board of Directors and the Stockholders of TGS International Ltd.

We have audited the accompanying consolidated balance sheet of TGS International Ltd. and its subsidiary (the “Corporation”) as of February 28, 2017 and the related consolidated statements of comprehensive loss, changes in equity and cash flows for the period from incorporation (December 1, 2016) to February 28, 2017. TGS International Ltd.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Corporation is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the Corporation’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TGS International Ltd. and its subsidiary as of February 28, 2017, and the results of their operations and their cash flows for the period from incorporation (December 1, 2016) to February 28, 2017 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Corporation has accumulated losses of $14,327 since its inception. These conditions raise substantial doubt about the Corporation’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Calgary, Alberta
April 17, 2017, except for Notes 4(ii) and 6 which are dated July 31, 2017	Chartered Professional Accountants

F-1

TGS International Ltd.
Consolidated Statements of Financial Position
Stated in US dollars
As at

February 28, 2017

ASSETS
Current
Cash and cash equivalents	$20,867
Prepaid expenses	7,548
Trade receivables	1,490
29,905

Long-term
Equipment & Fixture	9,918

Total Assets	$39,823

LIABILITIES
Current
Trade and other payables	$19,955

Total Liabilities	19,955

STOCKHOLDERS' EQUITY
Capital Stock
Authorized
200,000,000 common stock, voting, par value $0.0001 each
100,000,000 preferred stock, non-voting, par value $0.0001 each
Issued and outstanding
13,530,000 common stock	1,353
Additional paid in capital	33,094
Deficit accumulated	(14,327)
Accumulated other comprehensive income	(252)

Total Stockholders' Equity	19,868

Total Liabilities and Stockholders' Equity	$39,823

Going Concern (Note 1)

The accompanying notes are an integral part of these consolidated financial statements

F-2

TGS International Ltd.
Consolidated Statements of Comprehensive Loss
Stated in US dollars
From December 1, 2016 (inception) to February 28, 2017

Revenue	$6,239
Cost of goods sold	(5,235)
Gross profit	1,004

Expenses

General & administration	3,597
Professional fees	11,734
(15,330)

Net loss	(14,327)

Other comprehensive income
Foreign currency adjustment	(252)

Comprehensive loss	$(14,579)

Basic and diluted loss per stock	$(0.001)

Weighted average number of shares outstanding	10,932,889

The accompanying notes are an integral part of these consolidated financial statements

F-3

TGS International Ltd.
Consolidated Statements of Changes in Equity
Stated in US dollars
(A Development Stage Entity)

	Common Stock		Additional Paid in	Accumulated Other Comprehensive
	Shares	Amount	Capital	Income (Loss)	Deficit	Total
Balance, December 1, 2016	-	$-	$-	$-	$-	$-
Common stock issued	13,530,000	1,353	30,103	-	-	31,456
Shareholder contribution on acquisition	-	-	2,991	-	-	2,991
Net loss for the period	-	-	-	-	(14,327)	(14,327)
Other comprehensive loss for the period	-	-	-	(252)	-	(252)

Balance, February 28, 2017	13,530,000	$1,353	$33,094	$(252)	$(14,327)	$19,868

The accompanying notes are an integral part of these consolidated financial statements

F-4

TGS International Ltd.
Consolidated Statements of Cash Flows
Stated in US dollars
(A Development Stage Entity)
From December 1, 2016 (inception) to February 28, 2017

Operating activities
Net loss for the period	$(14,327)

Changes in non-cash working capital:
Trade receivable	(1,496)
Prepaid expenses	(7,579)
Trade and other payables	20,037
Shareholder contribution on acquisition	2,991

Net cash used in operating activities	(374)

Financing activities
Common stock issued	31,456

Net cash provided by financing activities	31,456

Investing activities
Equipment purchase	(9,918)
Acquisition	(154)

Net cash provided by investing activities	(10,072)

Effect of exchange rate changes on cash	(143)

Net cash increase (decrease) for period	20,867

Cash and cash equivalents, beginning of the period	-

Cash and cash equivalents, end of the period	$20,867

The accompanying notes are an integral part of these consolidated financial statements

F-5

NOTE 1 – NATURE AND CONTINUANCE OF OPERATIONS

TGS International Ltd. (“TGS” or the “Corporation”) was incorporated in the state of Nevada, United States on December 1, 2016. On December 21, 2016, the Corporation entered into a business combination by acquiring TGS Building Products Ltd., (“TGS Alberta”) (Note 3). TGS Alberta, which was incorporated on March 8, 2016 specializes in the sale and distribution and installation of building materials and is focused in the North American market.

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Corporation and its subsidiaries will be able to meet its obligations and continue its operations for next fiscal year. Realization values may be substantially different from carrying values as shown and these consolidated financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Corporation be unable to continue as a going concern.

At February 28, 2017, the Corporation had not yet achieved profitable operations and has accumulated losses of $14,327 since its inception. The Corporation expects to incur further losses in the development of its business, all of which casts substantial doubt about the Corporation’s ability to continue as a going concern. The Corporation’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management anticipates that additional funding will be in the form of equity financing from the sale of common stock. Management may also seek to obtain short-term loans from the directors of the Corporation. There are no current arrangements in place for equity funding or short-term loans.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Corporation’s consolidated financial statements included herein are prepared under the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These consolidated financial statements include the financial activities of its wholly owned subsidiaries, TGS Alberta, and 100 percent of its assets, liabilities and net income or loss. All inter-company balances and transactions have been eliminated.

Cash

For purposes of the consolidated statement of cash flows, management considers liquid investments with an original maturity of three months or less to be cash equivalents. As at February 28, 2017, all cash amounts deposited in accounts were federally insured.

F-6

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Equipment

Items of property, plant and equipment are measured at cost less accumulated depreciation and accumulated impairment loss. Depreciation is calculated using the straight-line method and at the following annual rates which is intended to amortize the cost over its useful life:

Equipment – 5 years

Improvements and betterments are capitalized if they extend the useful life of the asset. Repair and maintenance costs are charged to expense as incurred. Gain (loss) related to retirement or disposition of fixed assets is recognized in the period which the gain (loss) occurs.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates includes the useful life, residual value and depreciation rate of property, plant, and equipment. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

Comprehensive Loss

The Corporation adopted FASB ASC 220, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the consolidated financial statements. Comprehensive income consists of net income and other gains and losses affecting stockholders’ equity that are excluded from net income, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. Since inception, the Corporation’s other comprehensive income represents foreign currency translation adjustments.

Basic and Diluted Loss per Common Stock

FASB ASC 260 requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations. Basic earnings per share amounts are based on the weighted average shares of common stock outstanding. If applicable, diluted earnings per stock would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Diluted net income (loss) per common stock on the potential exercise of the equity-based financial instruments is not presented where anti-dilutive.

F-7

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Financial Instruments

Fair Value

The guidance for fair value measurements establishes the authoritative definition of fair value, sets out a framework for measuring fair value and outlines the required disclosures regarding fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

The Corporation uses a three-tier fair value hierarchy based upon observable and non-observable inputs as follows:

•	Level 1 – observable inputs such as quoted prices in active markets;

•	Level 2 – inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3 – unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Cash is measured using level 1 inputs.

Assets and Liabilities that are measured at Fair Value on a Recurring Basis

The fair value hierarchy requires the use of observable market data when available. In instances in which the inputs used to measure fair value fall into different levels of the fair value hierarchy, the fair value measurement has been determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The Corporation’s assessment of the significance of a particular item to the fair value measurement in its entirety requires judgment, including the consideration of inputs specific to the asset or liability.

The fair value of financial instruments consisting of cash and cash equivalent, trade receivables, and trade and other payables were estimated to approximate their carrying values based on the short-term maturity of these instruments.

Risks

Financial instruments that potentially subject the Corporation to credit risk consist principally of cash and cash equivalent and trade receivables.

Management does not believe the Corporation is exposed to significant credit risk. Management, as well, does not believe the Corporation is exposed to significant interest rate risks during the periods presented in these consolidated financial statements as the Corporation does not hold any interest-bearing financial instruments.

F-8

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Fair Value Measurements

The Corporation follows FASB ASC 820, Fair Value Measurements and Disclosures, for all financial instruments and non-financial instruments accounted for at fair value on a recurring basis. This accounting standard establishes a single definition of fair value and a framework for measuring fair value, sets out a fair value hierarchy to be used to classify the source of information used in fair value measurement and expands disclosures about fair value measurements required under other accounting pronouncements. It does not change existing guidance as to whether or not an instrument is carried at fair value. The Corporation defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Corporation considers the principal or most advantageous market in which the Corporation would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Corporation has adopted FASB ASC 825, Financial Instruments, which allows companies to choose to measure eligible financial instruments and certain other items at fair value that are not required to be measured at fair value. The Corporation has not elected the fair value option for any eligible financial instruments.

Currency Risks

The Corporation incurs expenditures in Canadian dollars. Consequently, some assets and liabilities are exposed to Canadian dollar foreign currency fluctuations. As at February 28, 2017, cash and cash equivalent, trade receivables, and trade and other payables were all denominated in Canadian dollars.

Impairment of Long-Lived Assets

Impairment losses on long-lived assets are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts. No impairments of these types of assets were recognized during the period ended February 28, 2017.

Revenue Recognition

The Corporation recognizes revenue when persuasive evidence of an arrangement exists, shipment has occurred or services rendered, the price is fixed or determinable and payment is reasonably assured. Customers take ownership at point of sale and bear the costs and risks of delivery.

F-9

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Income Taxes

The Corporation follows FASB ASC Topic 740, “Income Taxes” which requires the use of the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the consolidated financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The tax consequences of most events recognized in the current year’s consolidated financial statements are included in determining income taxes currently payable. However, because tax laws and financial accounting standards differ in their recognition and measurement of assets, liabilities, equity, revenues, expenses, gains and losses, differences arise between the amount of taxable income and pre-tax financial income for a year and between the tax bases of assets or liabilities and their reported amounts in the consolidated financial statements.

Because the Corporation assumes that the reported amounts of assets and liabilities will be recovered and settled, respectively, a difference between the tax basis of an asset or a liability and its reported amount in the balance sheet will result in a taxable or a deductible amount in some future years when the related liabilities are settled or the reported amounts of the assets are recovered, which gives rise to a deferred tax asset. The Corporation must then assess the likelihood that the deferred tax assets will be recovered from future taxable income and to the extent the Corporation believes that recovery is not likely, the Corporation must establish a valuation allowance.

The Corporation has adopted FASB guidance on accounting for uncertainty in income taxes which provides a consolidated financial statement recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return. Under this guidance, the Corporation may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance also extends to de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and income tax disclosures.

Foreign Currency Translation

The functional currency of the Corporation and its subsidiaries is Canadian dollars (“C$”). The Corporation’s reporting currency is the United States currency (“US dollars”).

(i) Foreign currency transactions

Transactions in foreign currencies are initially recorded by the Corporation and its subsidiaries at their respective functional currency rates prevailing at the date of the transaction.

Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rate of exchange at the reporting date. All differences are taken to the consolidated statement of operations.

F-10

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

(ii) Foreign operations

The assets and liabilities of foreign operations are translated to US dollars at exchange rates at the reporting date. The income and expenses of foreign operations are translated into US dollars at exchange rates at the dates of the transactions.

Foreign currency adjustments are recognized in other comprehensive income in the accumulated other comprehensive income (loss).

Foreign exchange gains or losses arising from a monetary item receivable from or payable to a foreign operation, the settlement of which is neither planned nor likely to occur in the foreseeable future and which in substance is considered to form part of the net investment in the foreign operation, are recognized in other comprehensive income in the cumulative amount of foreign currency translation differences.

Recent Accounting Pronouncements

The Corporation adopts new pronouncements relating to accounting principles generally accepted in the United States of America applicable to the Corporation as they are issued, which may be in advance of their effective date. Management does not believe that any recently issued, but not yet effective accounting standards, if currently adopted, would have a material effect on the accompanying consolidated financial statements.

In August 2014, the FASB issued amended standards No. 2014-15, Presentation of Financial Statements - Going Concern (''ASU 2014-15"), to provide guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures requirement. The amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation for each annual and interim reporting period, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). ASU 2014-15 is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early adoption is permitted. The Corporation does not expect the adoption of this guidance will have a material impact on its consolidated financial position.

In July 2015, the FASB issued No. 2015-11, Inventory - Simplifying the Measurement of Inventory ("ASU 2015-11"). ASU 2015-11 is additional guidance regarding the subsequent measurement of inventory by requiring inventory to be measured at the lower of cost and net realizable value. This guidance is effective for fiscal years and interim periods beginning after December 15, 2016. Early adoption is permitted. The Corporation does not expect the adoption of this guidance will have a material impact on its consolidated financial position, results of operations or cash flows.

F-11

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740). This ASU simplifies the presentation of deferred income taxes by requiring that deferred tax assets and liabilities be classified as non-current in a classified statement of financial position. This ASU may be applied either prospectively to all deferred tax assets and liabilities, or retrospectively to all periods presented for annual periods beginning after December 16, 2016 and interim periods thereafter (fiscal 2018), with early adoption permitted, and may require additional disclosure based on the application method selected. The Corporation prospectively early adopted this ASU, and the adoption of this guidance did not have a material impact on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This ASU amends guidance on reporting credit losses for assets held at amortized cost basis and available for sale debt securities. This ASU is effective for fiscal years beginning after December 15, 2019 (fiscal 2021), including interim periods within those fiscal years, with early adoption permitted. The Corporation does not expect the adoption of this guidance will have a material impact on its consolidated financial statements.

In August 2016, the Financial Accounting Standards Board (“FASB) issued Accounting Standards Update (“ASU”) 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This ASU addresses the classification of certain specific cash flow issues including debt prepayment or extinguishment costs, settlement of certain debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of certain insurance claims and distributions received from equity method investees. This ASU is effective for fiscal years beginning after December 15, 2017 (fiscal 2019), and interim periods within those fiscal years, with early adoption permitted. An entity that elects early adoption must adopt all of the amendments in the same period. The Corporation does not expect the adoption of this guidance will have a material impact on its consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the SEC did not or are not believed to have a material impact on the Corporation’s present or future consolidated financial statements.

F-12

NOTE 3 – BUSINESS ACQUISITION

On December 21, 2016, the Corporation acquired all of the issued and outstanding shares of TGS Alberta from related parties for cash of $154. This acquisition enables the company to operate in the Canadian market.

Consideration:	$
Cash paid		154
Shareholder contribution		2,991
		3,145
Net assets received:
Cash		(23)
Trade receivables		3,916
Equipment		9,783
Trade and other payables		(10,570)
Foreign exchange		39
		3,145

The acquisition constitutes a business combination and is accounted for in accordance with Accounting Standards Codification 805 – Business Combinations.

The acquisition date fair value of consideration transferred in the transaction was $3,145 which approximates the fair value of the net assets received. All costs associated with the transaction were expensed as incurred. At the time of acquisition, gross contractual amounts receivable is $3,916 and are expected to be collectable.

NOTE 4 – COMMON STOCK

(i) Stock issued

On December 1, 2016, the date of inception, the Corporation received $723 to issue 9,500,000 common shares.

On January 28, 2017, the Corporation closed a private placement to issue 4,030,000 common shares for a gross proceed of $30,733.

(ii) Weighted average stock outstanding

Total stock outstanding for the purpose of the loss per share calculation is 10,932,889.

F-13

NOTE 5 – INCOME TAXES

Potential benefits of income tax losses have not been recognized in these consolidated financial statements because the Corporation cannot be assured it is more likely-than-not it will utilize the net operating losses carried forward in future years.

Income tax recovery differs from that which would be expected by applying the effective rates to net loss as follows:

	February 28, 2017
	$
Net loss for the period		(14,327)
Statutory and effective rates		34%
Income tax recovery at effective rate		(1,871)
Income tax expense on Canadian income		(14)
Difference in foreign tax rate		(5)
Change in valuation allowance		4,980
Corporate income tax recovery recognized in the accounts		-

During the period, the Corporation have an income tax expense of $14 attributable to the income of its TGS AB. The Corporation has $14,382 of loss carry forwards in the United States that begin to expire in 2037. The components of the net deferred tax asset are below:

	February 28, 2017
	$
Non-capital losses carried forward		14,382
Deferred tax asset value		4,980
Valuation allowance		(4,980)
Deferred tax assets recognized		-

NOTE 6 – SUBSEQUENT EVENTS

On June 4, 2017, the Corporation entered into a marketing and sale agency agreement with a Chinese manufacturer, Jiangyin Weixin Plastic Co. Ltd, whom specializes in PVC hollow panels, aluminum ceiling panels and other related products.

Management has evaluated the effect on the Company’s reported financial condition and results of operations of events subsequent to February 28, 2017 through the issuance of the financial statements on August 4, 2017, and has updated its evaluation of subsequent events through the filing date.  With the exception of the above describe subsequent event, no events were reported.

F-14

TGS International Ltd.
Condensed Interim Consolidated Balance Sheets
Stated in US dollars
As at

	May 31, 2017	February 28, 2017
	(Unaudited)	(Audited)
ASSETS
Current
Cash and cash equivalents	$5,367	$20,867
Prepaid expenses	7,407	7,548
Trade receivables	4,903	1,490
	17,677	29,905
Long-term
Equipment & Fixture	9,918	9,918

Total Assets	$27,595	$39,823

LIABILITIES
Current
Trade and other payables	$13,132	$19,955
Due to related parties	7,408	-
	20,540	19,955

Total Liabilities	20,540	19,955

STOCKHOLDERS' EQUITY

Capital Stock
Authorized 200,000,000 common stock, voting, par value $0.0001 each 100,000,000 preferred stock, non-voting, par value $0.0001 each Issued 13,350,000 common stock (Note 4)	1,353	1,353
Additional paid in capital (Note 4)	33,094	33,094
Deficit	(26,976)	(14,327)
Accumulated other comprehensive loss	(416)	(252)

Total Stockholders' Equity	7,055	19,868

Total Liabilities and Stockholders' Equity	$27,595	$39,823

Going Concern (Note 1)

Subsequent Events (Note 5)

The accompanying notes are an integral part of these condensed interim consolidated financial statements

F-15

TGS International Ltd.
Condensed Interim Consolidated Statements of Comprehensive Loss
Stated in US dollars
For the three months ended May 31, 2017
(Unaudited)

Three months ended May 31, 2017

Revenue	$7,817
Cost of goods sold	(4,752)
Gross profit	3,065

Expenses

Filing fees	1,245
General & administration	2,635
Management fee	1,481
Professional fees	10,353
(15,714)

Net loss	(12,649)

Other comprehensive loss
Foreign currency adjustment	(164)

Comprehensive loss	$(12,813)

Basic and diluted loss per stock	$(0.001)

Weighted average number of shares outstanding	13,530,000

The accompanying notes are an integral part of these condensed interim consolidated financial statements

F-16

TGS International Ltd.
Condensed Interim Consolidated Statements of Changes in Equity
Stated in US dollars
(Unaudited)

	Common Stock		Additional Paid in	Accumulated Other Comprehensive Income
	Shares	Amount	Capital	(Loss)	Deficit	Total
Balance, December 12, 2016	9,500,000	$950	$(227)	$-	$-	$723
Common stock issued	4,030,000	403	30,330	-	-	30,733
Stockholder contribution on acquisition	-	-	2,991	-	-	2,991
Net loss for the period	-	-	-	-	(14,327)	(14,327)
Other comprehensive loss for the period	-	-	-	(252)	-	(252)

Balance, February 28, 2017	13,530,000	1,353	33,094	(252)	(14,327)	19,868
Net loss for the period	-	-	-	-	(12,649)	(12,649)
Other comprehensive loss for the period	-	-	-	(164)	-	(164)

Balance, May 31, 2017	13,530,000	$1,353	$33,094	$(416)	$(26,976)	$7,055

The accompanying notes are an integral part of these condensed interim consolidated financial statements

F-17

TGS International Ltd.
Condensed Interim Consolidated Statements of Cash Flows
Stated in US dollars
For the three months ended May 31, 2017
(Unaudited)

Three months ended May 31, 2017

Operating activities
Net loss for the period	$(12,649)

Changes in non-cash working capital:
Trade receivables	(3,447)
Trade and other payables	(6,462)
Due to related parties	7,420

Net cash used in operating activities	(15,138)

Effect of exchange rate changes on cash	(362)

Net cash decrease for period	(15,500)

Cash and cash equivalents, beginning of the period	20,867

Cash and cash equivalents, end of the period	$5,367

The accompanying notes are an integral part of these condensed interim consolidated financial statements

F-18

NOTE 1 – NATURE AND CONTINUANCE OF OPERATIONS

TGS International Ltd. (“TGS” or the “Corporation”) was incorporated in the state of Nevada, United States on December 1, 2016. On December 21, 2016, the Corporation entered into a business combination by acquiring TGS Building Products Ltd., (“TGS Alberta”) (Note 3). TGS Alberta, which was incorporated on March 8, 2016 specializes in the sale and distribution and installation of building materials and is focused in the North American market.

These condensed interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Corporation and its subsidiaries will be able to meet its obligations and continue its operations for next fiscal year. Realization values may be substantially different from carrying values as shown and these consolidated financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Corporation be unable to continue as a going concern. At May 31, 2017, the Corporation had not yet achieved profitable operations and has a negative working capital of $2,863 and accumulated losses of $26,976 since its inception. The Corporation expects to incur further losses in the development of its business, all of which casts substantial doubt about the Corporation’s ability to continue as a going concern. The Corporation’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management anticipates that additional funding will be in the form of equity financing from the sale of common stock. Management may also seek to obtain short-term loans from the directors of the Corporation. There are no current arrangements in place for equity funding or short-term loans.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the condensed interim consolidated financial statements. The condensed interim consolidated financial statements and notes are the representations of the Corporation’s management, who is responsible for their integrity and objectivity. The condensed interim consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q, and therefore do not include all the information necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles. These condensed interim consolidated financial statements should be read in conjunction with the annual consolidated financial statements and footnotes for the year ended February 28, 2017 included in the Corporation’s filed Form S-1.

Basis of Presentation

The Corporation’s condensed interim consolidated financial statements included herein are prepared under the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These condensed interim consolidated financial statements include the Corporation’s wholly owned subsidiary, TGS Building Products Ltd., and 100 percent of its assets, liabilities and net income or loss. All inter-company accounts and transactions have been eliminated.

F-19

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

While the information presented in the accompanying condensed interim consolidated financial statements is unaudited, it includes all adjustments, which are, in the opinion of management, necessary to present fairly the financial position, results of operation and cash flows for the interim periods presented. All adjustments are of a normal recurring nature. Operating results for the period ended May 31, 2017 are not necessarily indicative of the results that can be expected for the year ended February 28, 2018.

Recent Accounting Pronouncements

The Corporation adopts new pronouncements relating to accounting principles generally accepted in the United States of America applicable to the Corporation as they are issued, which may be in advance of their effective date. Management does not believe that any recently issued, but not yet effective accounting standards, if currently adopted, would have a material effect on the accompanying consolidated financial statements.

In August 2014, the FASB issued amended standards No. 2014-15, Presentation of Financial Statements - Going Concern (''ASU 2014-15"), to provide guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures requirement. The amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation for each annual and interim reporting period, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). ASU 2014-15 is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early adoption is permitted. The Corporation does not expect the adoption of this guidance will have a material impact on its consolidated financial position.

In July 2015, the FASB issued No. 2015-11, Inventory - Simplifying the Measurement of Inventory ("ASU 2015-11"). ASU 2015-11 is additional guidance regarding the subsequent measurement of inventory by requiring inventory to be measured at the lower of cost and net realizable value. This guidance is effective for fiscal years and interim periods beginning after December 15, 2016. Early adoption is permitted. The Corporation does not expect the adoption of this guidance will have a material impact on its consolidated financial position, results of operations or cash flows.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740). This ASU simplifies the presentation of deferred income taxes by requiring that deferred tax assets and liabilities be classified as non-current in a classified statement of financial position. This ASU may be applied either prospectively to all deferred tax assets and liabilities, or retrospectively to all periods presented for annual periods beginning after December 16, 2016 and interim periods thereafter (fiscal 2018), with early adoption permitted, and may require additional disclosure based on the application method selected. The Corporation prospectively early adopted this ASU, and the adoption of this guidance did not have a material impact on its consolidated financial statements.

F-20

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This ASU amends guidance on reporting credit losses for assets held at amortized cost basis and available for sale debt securities. This ASU is effective for fiscal years beginning after December 15, 2019 (fiscal 2021), including interim periods within those fiscal years, with early adoption permitted. The Corporation does not expect the adoption of this guidance will have a material impact on its consolidated financial statements.

In August 2016, the Financial Accounting Standards Board (“FASB) issued Accounting Standards Update (“ASU”) 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This ASU addresses the classification of certain specific cash flow issues including debt prepayment or extinguishment costs, settlement of certain debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of certain insurance claims and distributions received from equity method investees. This ASU is effective for fiscal years beginning after December 15, 2017 (fiscal 2019), and interim periods within those fiscal years, with early adoption permitted. An entity that elects early adoption must adopt all of the amendments in the same period. The Corporation does not expect the adoption of this guidance will have a material impact on its consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the SEC did not or are not believed to have a material impact on the Corporation’s present or future consolidated financial statements.

NOTE 3 – BUSINESS ACQUISITION

On December 21, 2016, the Corporation acquired all of the issued and outstanding shares of TGS Alberta from related parties for cash of $154. This acquisition enables the company to operate in the Canadian market.

Consideration:	$
Cash paid	154
Stockholder contribution	2,991
3,145
Net assets received:
Cash	(23)
Trade receivables	3,916
Equipment	9,783
Trade and other payables	(10,570)
Foreign exchange	39
3,145

The acquisition constitutes a business combination and is accounted for in accordance with Accounting Standards Codification 805 – Business Combinations.

F-21

NOTE 3 – BUSINESS ACQUISITION (CONT.)

The acquisition date fair value of consideration transferred in the transaction was $3,145 which approximates the fair value of the net assets received. All costs associated with the transaction were expensed as incurred. At the time of acquisition, gross contractual amounts receivable is $3,916 were collected subsequent to the transaction.

NOTE 4 – COMMON STOCK

On December 1, 2016, the date of incorporation, the Corporation received $723 to issue 9,500,000 common stocks.

On January 28, 2017, the Corporation closed a private placement to issue 4,030,000 common stocks for gross proceeds of $30,733.

NOTE 5 – SUBSEQUENT EVENT

On June 4, 2017, the Corporation entered into a marketing and sale agency agreement with a Chinese manufacturer, Jiangyin Weixin Plastic Co. Ltd, whom specializes in PVC hollow panels, aluminum ceiling panels and other related products.

Management has evaluated the effect on the Company’s reported financial condition and results of operations of events subsequent to May 31, 2017 through the issuance of the financial statements on June 16, 2017 , and has updated its evaluation of subsequent events through the filing date. With the exception of the above describe subsequent event, no events were reported.

This agreement has an initial term of two years with one year renewal in each subsequent years.

F-22

TGS Building Products Ltd.
Balance Sheet
Stated in US dollars
As at

December 20, 2016

ASSETS
Current
Trade receivables	$3,923
3,923

Long-term
Equipment & Fixture	9,918

Total Assets	$13,841

LIABILITIES
Current
Bank overdraft	$23
Trade and other payables	10,739

Total Liabilities	10,762

STOCKHOLDERS' EQUITY

Capital Stock
Authorized Unlimited voting shares Issued 200 common stock issued	150
Retained Earnings	2,963
Accumulated other comprehensive income	(34)

Total Stockholders' Equity	3,079

Total Liabilities and Stockholders' Equity	$13,841

Going Concern (Note 1)

Subsequent event (Note 5)

The accompanying notes are an integral part of these financial statements

F-23

TGS Building Products Ltd.
Statements of Comprehensive Income
Stated in US dollars
From March 8, 2016 (inception) to December 20, 2016

Revenue	$13,936
Cost of goods sold	(10,194)
Gross profit	3,742

Expenses

General & administration	(317)

Net Income before income tax	3,425

Income tax expense	(462)

Net Income	2,963

Other comprehensive income
Foreign currency adjustment	(34)

Comprehensive Income	$2,929

The accompanying notes are an integral part of these financial statements

F-24

TGS Building Products Ltd.
Statements of Changes in Equity
Stated in US dollars

	Common Stock		Accumulated Other Comprehensive Income	Retained
	Shares	Amount	(Loss)	Earnings	Total
Balance, March 8, 2016	-	$-	$-	$-	$-
Common shares issued	200	150	-	-	150
Net income for the period	-	-	-	2,963	2,963
Other comprehensive loss for the period	-	-	(34)	-	(34)

Balance, December 20, 2016	200	$150	$(34)	$2,963	$3,079

The accompanying notes are an integral part of these financial statements

F-25

TGS Building Products Ltd.
Statements of Cash Flows
Stated in US dollars
From March 8, 2016 (inception) to December 20, 2016

Operating activities
Net income for the period	$2,963

Changes in non-cash working capital:
Trade receivables	(3,923)
Trade and other payables	10,739

Net cash provided by operating activities	9,779

Financing activities
Common stock issued	150
Bank overdraft	23

Net cash provided by financing activities	173

Investing activities
Equipment purchase	(9,918)

Net cash used in investing activities	(9,918)

Effect of exchange rate changes on cash	(34)

Net cash increase (decrease) for period	-

Cash and cash equivalents, beginning of the period	-

Cash and cash equivalents, end of the period	$-

The accompanying notes are an integral part of these financial statements

F-26

NOTE 1 – NATURE AND CONTINUANCE OF OPERATIONS

TGS Building Products Ltd. (the “Corporation”) was incorporated on March 8, 2016 and specializes in the sale and distribution and installation of building materials and is focused in the North American market.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Corporation will be able to meet its obligations and continue its operations for next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Corporation be unable to continue as a going concern.

At December 20, 2016, the Corporation had a negative working capital of $6,839. The Corporation’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management may also seek to obtain short-term loans from the directors of the Corporation. There are no current arrangements in place for equity funding or short-term loans.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Corporation’s financial statements included herein are prepared under the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Cash

For purposes of the statement of cash flows, management considers liquid investments with an original maturity of three months or less to be cash equivalents. All cash amounts deposited in accounts were federally insured.

Equipment

Items of property, plant and equipment are measured at cost less accumulated depreciation and accumulated impairment loss. Depreciation is calculated using the straight-line method and at the following annual rates which is intended to amortize the cost over its useful life:

Equipment – 5 years

Improvements and betterments are capitalized if they extend the useful life of the asset. Repair and maintenance costs are charged to expense as incurred. Gain (loss) related to retirement or disposition of fixed assets is recognized in the period which the gain (loss) occurs.

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NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates includes the useful life, residual value and depreciation rate of property, plant, and equipment. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

Comprehensive Income

The Corporation adopted FASB ASC 220, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. Comprehensive income consists of net income and other gains and losses affecting stockholders’ equity that are excluded from net income, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. Since inception, the Corporation’s other comprehensive income represents foreign currency translation adjustments.

Basic and Diluted Loss per Common Stock

FASB ASC 260 requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations. Basic earnings per share amounts are based on the weighted average shares of common stock outstanding. If applicable, diluted earnings per stock would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Diluted net income (loss) per common stock on the potential exercise of the equity-based financial instruments is not presented where anti-dilutive.

Financial Instruments

Fair Value

The guidance for fair value measurements establishes the authoritative definition of fair value, sets out a framework for measuring fair value and outlines the required disclosures regarding fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

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NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

The Corporation uses a three-tier fair value hierarchy based upon observable and non-observable inputs as follows:

•	Level 1 – observable inputs such as quoted prices in active markets;
•	Level 2 – inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and
•	Level 3 – unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Cash is measured using level 1 inputs.

Assets and Liabilities that are measured at Fair Value on a Recurring Basis

The fair value hierarchy requires the use of observable market data when available. In instances in which the inputs used to measure fair value fall into different levels of the fair value hierarchy, the fair value measurement has been determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The Corporation’s assessment of the significance of a particular item to the fair value measurement in its entirety requires judgment, including the consideration of inputs specific to the asset or liability.

The fair value of financial instruments consisting of bank overdraft, trade receivables, and trade and other payables were estimated to approximate their carrying values based on the short-term maturity of these instruments.

Risks

Financial instruments that potentially subject the Corporation to credit risk consist principally of trade receivables.

Management does not believe the Corporation is exposed to significant credit risk. Management, as well, does not believe the Corporation is exposed to significant interest rate risks during the periods presented in these financial statements as the Corporation does not hold any interest-bearing financial instruments.

Fair Value Measurements

The Corporation follows FASB ASC 820, Fair Value Measurements and Disclosures, for all financial instruments and non-financial instruments accounted for at fair value on a recurring basis. This accounting standard establishes a single definition of fair value and a framework for measuring fair value, sets out a fair value hierarchy to be used to classify the source of information used in fair value measurement and expands disclosures about fair value measurements required under other accounting pronouncements. It does not change existing guidance as to whether or not an instrument is carried at fair value. The Corporation defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

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NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Corporation considers the principal or most advantageous market in which the Corporation would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Corporation has adopted FASB ASC 825, Financial Instruments, which allows companies to choose to measure eligible financial instruments and certain other items at fair value that are not required to be measured at fair value. The Corporation has not elected the fair value option for any eligible financial instruments.

Currency Risks

The Corporation incurs expenditures in Canadian dollars. Consequently, some assets and liabilities are exposed to Canadian dollar foreign currency fluctuations. As at December 20, 2016, trade receivables, bank overdraft and trade and other payables were all denominated in Canadian dollars.

Impairment of Long-Lived Assets

Impairment losses on long-lived assets are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts. No impairments of these types of assets were recognized during the period ended December 20, 2016.

Revenue Recognition

The Corporation recognizes revenue when persuasive evidence of an arrangement exists, shipment has occurred or services rendered, the price is fixed or determinable and payment is reasonably assured. Customers take ownership at point of sale and bear the costs and risks of delivery.

Income Taxes

The Corporation follows FASB ASC Topic 740, “Income Taxes” which requires the use of the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The tax consequences of most events recognized in the current year’s financial statements are included in determining income taxes currently payable. However, because tax laws and financial accounting standards differ in their recognition and measurement of assets, liabilities, equity, revenues, expenses, gains and losses, differences arise between the amount of taxable income and pre-tax financial income for a year and between the tax bases of assets or liabilities and their reported amounts in the financial statements.

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NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Because the Corporation assumes that the reported amounts of assets and liabilities will be recovered and settled, respectively, a difference between the tax basis of an asset or a liability and its reported amount in the balance sheet will result in a taxable or a deductible amount in some future years when the related liabilities are settled or the reported amounts of the assets are recovered, which gives rise to a deferred tax asset. The Corporation must then assess the likelihood that the deferred tax assets will be recovered from future taxable income and to the extent the Corporation believes that recovery is not likely, the Corporation must establish a valuation allowance.

The Corporation has adopted FASB guidance on accounting for uncertainty in income taxes which provides a financial statement recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return. Under this guidance, the Corporation may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance also extends to de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and income tax disclosures.

Foreign Currency Translation

The functional currency of the Corporation is Canadian dollars (“C$”). The Corporation’s reporting currency is the United States currency (“US dollars”).

Transactions in foreign currencies are initially recorded by the Corporation at functional currency rates prevailing at the date of the transaction.

Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rate of exchange at the reporting date. All differences are taken to the statement of operations.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

Recent Accounting Pronouncements

The Corporation adopts new pronouncements relating to accounting principles generally accepted in the United States of America applicable to the Corporation as they are issued, which may be in advance of their effective date. Management does not believe that any recently issued, but not yet effective accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

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NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

In August 2014, the FASB issued amended standards No. 2014-15, Presentation of Financial Statements - Going Concern (''ASU 2014-15"), to provide guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures requirement. The amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation for each annual and interim reporting period, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). ASU 2014-15 is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early adoption is permitted. The Corporation does not expect the adoption of this guidance will have a material impact on its financial position.

In July 2015, the FASB issued No. 2015-11, Inventory - Simplifying the Measurement of Inventory ("ASU 2015-11"). ASU 2015-11 is additional guidance regarding the subsequent measurement of inventory by requiring inventory to be measured at the lower of cost and net realizable value. This guidance is effective for fiscal years and interim periods beginning after December 15, 2016. Early adoption is permitted. The Corporation does not expect the adoption of this guidance will have a material impact on its financial position, results of operations or cash flows.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740). This ASU simplifies the presentation of deferred income taxes by requiring that deferred tax assets and liabilities be classified as non-current in a classified statement of financial position. This ASU may be applied either prospectively to all deferred tax assets and liabilities, or retrospectively to all periods presented for annual periods beginning after December 16, 2016 and interim periods thereafter (fiscal 2018), with early adoption permitted, and may require additional disclosure based on the application method selected. The Corporation prospectively early adopted this ASU, and the adoption of this guidance did not have a material impact on its financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This ASU amends guidance on reporting credit losses for assets held at amortized cost basis and available for sale debt securities. This ASU is effective for fiscal years beginning after December 15, 2019 (fiscal 2021), including interim periods within those fiscal years, with early adoption permitted. The Corporation does not expect the adoption of this guidance will have a material impact on its financial statements.

In August 2016, the Financial Accounting Standards Board (“FASB) issued Accounting Standards Update (“ASU”) 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This ASU addresses the classification of certain specific cash flow issues including debt prepayment or extinguishment costs, settlement of certain debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of certain insurance claims and distributions received from equity method investees. This ASU is effective for fiscal years beginning after December 15, 2017 (fiscal 2019), and interim periods within those fiscal years, with early adoption permitted. An entity that elects early adoption must adopt all of the amendments in the same period. The Corporation does not expect the adoption of this guidance will have a material impact on its financial statements.

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NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the SEC did not or are not believed to have a material impact on the Corporation’s present or future financial statements.

NOTE 3 – COMMON STOCK

On March 8, 2016, the date of incorporation, the Corporation received $150 to issue 200 common shares.

NOTE 4 – INCOME TAXES

December 20, 2016
Net income for the period	$3,425
Effective rate	13.5%
Income tax expense at effective rate	$462

NOTE 5 – SUBSEQUENT EVENT

On December 21, 2016, all of the issued and outstanding shares of the Corporation were acquired by TGS International Ltd. for cash of $154.

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MANAGEMENT'SDISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

Forward Looking Statements

This Prospectus contains certain forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for the purposes of this Prospectus, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operation; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties and actual results could differ materially from those anticipated by the forward-looking statements.

Overview

We are a development stage company; having entered into the development stage on December 21, 2016. We are engaged in the design, procurement, marketing, sale, distribution, and installation of PVC wall and ceiling panels in addition to renovation business.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment during the twelve months beginning June 1, 2017.

Personnel Plan

We do not expect any material changes in the number of employees during the twelve months beginning March 1, 2017. We do and will continue to outsource contract employment as needed.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors. Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans and advances from related parties.

Cash Requirements

We intend to continue to develop our PVC panel sales and distribution network during the twelve months beginning June 1, 2017. We estimate our operating expenses and working capital requirements for the twelve month period beginning June 1, 2017 to be as follows:

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Estimated Expenses For the Twelve Month Period Beginning	Planned	Anticipated
June 1, 2017	Expenditures	Completion

Professional Fees (legal, accounting, audit)	$40,000	12 months
Inventory	$50,000	12 months
Website Design, Marketing,	10,000	12 months
General & administrative	$25,000	12 months
Total	$125,000

At present, our cash requirements for the next 12 months (beginning June 1, 2017) outweigh the funds available to maintain or develop our business. Of the $125,000 that we require for the next 12 months, we have approximately $5,367 in cash, $7,407 in prepaid expenses and a working capital deficit of approximately $ 2,863 as of May 31, 2017. In order to improve our liquidity, we plan to pursue additional equity financing from private investors or possibly a registered public offering. We do not currently have any definitive arrangements in place for the completion of any further private placement financings and there is no assurance that we will be successful in completing any further private placement financings. If we are unable to raise sufficient additional financial, we will be required to scale back our business plan to accommodate the funds available to us. This would involve the elimination of all non-essential expenditures, such as inventory purchases, marketing & web design, and administrative expenses not related to our public reporting requirements.

If we are able to raise the required funds to fully implement our business plan, we plan to implement the business actions in the order provided below. If we are not able to raise all required funds, we will prioritize our corporate activities as chronologically as follows:

June 1, 2017 to February 28, 2018:

•	Market our products and services to our various contacts
•	Establish a partnership or strategic relationship with builders, and other distribution companies.
•	Complete inventory purchases.
•	Design our website.
•	Design marketing materials.
•	Participate at trade shows.

Consolidated Results of Operations of TGS International Ltd. for the period from December 12, 2016 (inception) to February 28, 2017, and for the three months ended May 31, 2017.

The following summary of our consolidated results of operations should be read in conjunction with our audited consolidated financial statements for the period from December 12, 2016 (inception) to February 28, 2017, our interim consolidated financial statements for the three months ended May 31, 2017.

	TGS International Ltd.	TGS International Ltd.
	Three Months Ended May 31, 2017	From December 12, 2016 (Inception) to February 28, 2017
Revenue	$7,817	$6,239
Gross Profit	$3,065	$1,004
Operating Expenses	$15,714	$15,330
Net Income (Loss)	$(12,649)	$(14,327)

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Revenues

We earned revenues of $6,239, gross profit of $1,004, and incurred a net loss of $14,327 for the period from December 12, 2016 (inception) February 28, 2017

We earned revenues of $7,817, gross profit of $3,065, and incurred a net loss of $12,649 during the three months ended May 31, 2017.

Operating Expenses

The following table sets out our consolidated expenses for the period from December 12, 2016 (inception) to February 28, 2017, and for the three months ended May 31, 2017:

	TGS International Ltd.	TGS International Ltd.
	Three Months Ended May 31, 2017	Period from December 12, 2016 (inception) to February 28, 2017 (audited)
Filing Fees	$1,245	$-
General and administrative expenses	$2,635	$3,597
Professional fees	$1,481	$11,734
Income Tax Expense	$-	$-
Total Expenses	$10,353	$90,328

Our general and administrative expenses include consulting services, travel expense, telephone and internet services, banking changes and miscellaneous office supply costs. Our professional fees include legal and accounting fees.

Consolidated Liquidity and Financial Condition of TGS International as at February 28, 2017 and May 31, 2017.

Our financial position as at February 28, 2017 and May 31, 2017 was as follows:

	TGS International Ltd.	TGS International Ltd.
Working Capital	As of May 31, 2017	As of February 28, 2017
Current Assets	$17,677	$29,905
Current Liabilities	$20,540	$19,955
Working Capital (Deficit)	$(2,863)	$9,950

The below table sets out our consolidated cash flows for the period from December 1, 2016 (inception) to February 28, 2017, and for the three months ended May 31, 2017.

	TGS International Ltd.	TGS International Ltd
Cash Flows	Three Months Ended May 31, 2017	Period from December 1, 2016 (inception) to February 28, 2017 (audited)
Net cash used in operating activities	$(15,138)	$(374)
Net cash provided by financing activities	$-	$31,456
Net cash provided by (used in) investing activities	$-	(9,918)
Increase (decrease) in Cash During the Period and Cash, End of Period	$(15,500)	$20,867

After our inception on December 1, 2016, we acquired TGS Building Products Ltd. (“TGS Building”) on December 20, 2016 , and TGS Building became our wholly owned subsidiary . Based on TGS Building’s audited financial statements for the period from March 8 to December 20, 2017, TGS Building had assets of $13,841, including current assets of $3,923, and total and current liabilities of $10,762. Of the $10,762 in liabilities, $10,739 was attributable to trade payables resulting primarily from TGS Building’s purchase of a PVC panel mold. As result of those liabilities , the Company was in a negative liquidity position immediately following our acquisition of TGS Building .

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On January 28, 2017, we closed a private placement and raised $30,733 by issuing 4,030,000 common shares. Primarily due to this private placement, we had current assets of $29,905 and current liabilities of $19,955 at the year-end of February 28, 2017, resulting a positive current ratio of approximately 1.5:1.0. The Co mpany was in a positive liquid ity position.

For the period from December 1, 2016 (inception) to the year-end of February 28, 2017, we had a gross profit of $1,004 which was principally from TGS Building’s operations. However, we recorded a net loss of$12,649 for the period primarily due to our expenses and professional fees related to the registration of our common shares through this registration statement.

At the end of the three month interim period ending May 31, 2107, we had current assets of $17,677 and current liabilities of $20,540, resulting in a negative current ratio of 1.0:1.16. During this period, we had advances of $7,408 from our related parties in order to meet our cash requirements.

It is anticipated that we will continue to rely on our related parties for advances to meet our cash requirements in the coming quarters until such time we are able to raise additional funding through the sale of our common shares , or through other forms of financing. However, as at the date of this registration statement, we have not entered into any prospective or definitive arrangements to secure additional financing. There is no guarantee that we will secure additional financing , whether from our related parties or from third party sources.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Going Concern

We incurred net losses of $14,579 during the period from inception, December 1, 2016, to February 28, 2017 and $12,649 during the three months ended May 31, 2017, resulting is a cumulative deficit of $26,976 as at May 31, 2017. We have commenced limited operations, raising substantial doubt about our ability to continue as a going concern. We will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance that we will be successful in accomplishing our objectives.

Our ability to continue as a going concern is dependent on additional sources of capital and the success of our plan. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Basis of Presentation

The Corporation’s consolidated financial statements included herein are prepared under the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These consolidated financial statements include the financial activities of its wholly owned subsidiaries, TGS Alberta, and 100 percent of its assets, liabilities and net income or loss. All inter-company balances and transactions have been eliminated.

Cash

For purposes of the consolidated statement of cash flows, management considers liquid investments with an original maturity of three months or less to be cash equivalents. As at February 28, 2017, all cash amounts deposited in accounts were federally insured.

Equipment

Items of property, plant and equipment are measured at cost less accumulated depreciation and accumulated impairment loss. Depreciation is calculated using the straight line method and at the following annual rates which is intended to amortize the cost over its useful life:

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Equipment – 5 years

Improvements and betterments are capitalized if they extend the useful life of the asset. Repair and maintenance costs are charged to expense as incurred. Gain (loss) related to retirement or disposition of fixed assets is recognized in the period which the gain (loss) occurs.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates includes the useful life, residual value and depreciation rate of property, plant, and equipment. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

Comprehensive Loss

The Corporation adopted FASB ASC 220, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the consolidated financial statements. Comprehensive income consists of net income and other gains and losses affecting stockholders’ equity that are excluded from net income, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. Since inception, the Corporation’s other comprehensive income represents foreign currency translation adjustments.

Basic and Diluted Loss per Common Stock

FASB ASC 260 requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations. Basic earnings per share amounts are based on the weighted average shares of common stock outstanding. If applicable, diluted earnings per stock would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Diluted net income (loss) per common stock on the potential exercise of the equity-based financial instruments is not presented where anti-dilutive.

Currency Risks

The Corporation incurs expenditures in Canadian dollars. Consequently, some assets and liabilities are exposed to Canadian dollar foreign currency fluctuations. As at February 28, 2017, cash and cash equivalent, trade receivables, and trade and other payables were all denominated in Canadian dollars.

Revenue Recognition

The Corporation recognizes revenue when persuasive evidence of an arrangement exists, shipment has occurred or services rendered, the price is fixed or determinable and payment is reasonably assured. Customers take ownership at point of sale and bear the costs and risks of delivery.

Foreign Currency Translation

The functional currency of the Corporation and its subsidiaries is Canadian dollars (“C$”). The Corporation maintains its financial statements in United States currency (“US dollars”).

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(i) Foreign currency transactions

Transactions in foreign currencies are initially recorded by the Corporation and its subsidiaries at their respective functional currency rates prevailing at the date of the transaction.

Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rate of exchange at the reporting date. All differences are taken to the consolidated statement of operations.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

(ii) Foreign operations

The assets and liabilities of foreign operations are translated to US dollars at exchange rates at the reporting date. The income and expenses of foreign operations are translated into US dollars at exchange rates at the dates of the transactions.

Foreign currency adjustment are recognized in other comprehensive income in the accumulated other comprehensive income (loss).

Foreign exchange gains or losses arising from a monetary item receivable from or payable to a foreign operation, the settlement of which is neither planned nor likely to occur in the foreseeable future and which in substance is considered to form part of the net investment in the foreign operation, are recognized in other comprehensive income in the cumulative amount of foreign currency translation differences.

Recent Accounting Pronouncements

The Corporation adopts new pronouncements relating to generally accepted accounting principles applicable to the Corporation as they are issued, which may be in advance of their effective date. Management does not believe that any recently issued, but not yet effective accounting standards, if currently adopted, would have a material effect on the accompanying consolidated financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had any changes in or disagreements with our independent public accountants since our inception on December 1, 2016 or since the inception of our wholly owned subsidiary TGS Building Products Ltd. on March 8, 2016.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Chung Szeto	President, Chief Executive Officer, and Director	45	December 1, 2016
Sau Chun Yu	Secretary, Treasurer, Chief Financial Officer and Director	36	December 1, 2012

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Business Experience

The following is a brief account of the education and business experience during at least the past five years of our directors and executive officers, indicating their principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Chung Szeto – Director, President and CEO

Mr. Szeto is the President of TGS International. He began his career in the field of power engineering after receiving his diploma in Power Engineering Technology in 1998 at The Southern Alberta Institute of Technology in Alberta, Canada. In 1999, he moved to Hong Kong and worked for Gammon Construction Ltd. until 2003, initially as an engineer assistant and later as a site coordinator in one of Hong Kong’s large railway projects. In 2003, he returned to Canada and formed Szeto Renovations. After forming Szeto Renovations, he started to work in the construction industry in Canada. Since then, he has worked in a number of construction projects and has gained a diverse experience in the various sectors in the construction industry. In addition to his renovations business with Szeto Renovations, in 2014 he started to get involved in trading business in importing various products from China. In March, 2016, he formed TGS Building Products Ltd. of Alberta with the focus in the sale and installation of PVC wall and ceiling panels imported from China.

Sau Chun Yu – Director, CFO and Secretary

Ms. Yu is the Treasurer and Secretary of TGS International. She has a diversified working experience. While in Hong Kong, she obtained a diplomat in Executive Secretarial Studies in 2001 and another diplomat in Business Administration in 2003. In 2003, she immigrated to Canada. In 2008, she obtained a certificate in Health Care Aide in Alberta, Canada. Since then, she worked as a health care aid for Wing Kei Care Centre of Calgary from 2008 to 2010 and for Bayshore Home Health Care of Calgary from 2010 to present. In addition to her work in the health care industry, she has also performed various administrative and accounting functions for a number of companies.

Our company believes that the educational background, accounting and business experience of each Mr. Szeto and Ms. Yu provide the qualifications and skills necessary for them to serve as Directors and officers of our Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, our directors, officers and promoters have not, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

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5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and- desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Other Directorships

Our directors do not hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee’s qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual’s experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The Board may request additional information from each candidate prior to reaching a determination, and it is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

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In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Audit Committee

We do not have an audit committee.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees. When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

EXECUTIVE COMPENSATION

Summary Compensation

During the period from December 1, 2016 (inception) through February 28, 2017 we did not accrue or pay any compensation to our executive officers and directors.

Options Grants During the Last Fiscal Year / Stock Option Plans

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or director during the last fiscal year; accordingly, no stock options have been granted or exercised by any of the officers or directors during our last fiscal year.

Aggregated Options Exercises in Last Fiscal Year

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director during our last fiscal year; accordingly, no stock options have been granted or exercised by any of the officers or directors since during our last fiscal year.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

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Compensation of Directors

The members of the Board of Directors are not compensated by our company for acting as such. Directors are reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no employment contracts or other contracts or arrangements with our officers or directors other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by our company, with respect to the officers, directors, employees or consultants of our company that would result from the resignation, retirement or any other termination of such directors, officers, employees or consultants. There are no arrangements for directors, officers or employees that would result from a change-in control.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 1, 2017, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Amount and Nature of Owner	Beneficial Ownership		Percentage of Class%(1)
Chung Szeto Unit 3, 6420 - 4 Street NE, Calgary, AB, Canada T2K 5M8	6,500,000	(2)	48.04
Sau Chun Yu Unit 3, 6420 - 4 Street NE, Calgary, AB, Canada T2K 5M8	6,500,000	(2)	48.04
Directors and Executive Officers as a Group(1)	6,500,000		48.08%
Djong Djung Tjhin Flat A, 9/F, Winning Heights 8, Wun Tung Street Tsuen Wan, Hong Kong	1,500,000		11.09
Ng Kam Shing Raymond Flat 15085, Block 3, Lotus Tower, Garden Estate Kwun Tong, Hong Kong.	1,500,000		11.09
All 5%+ Shareholders as a Group	3,000,000		22.17%

__________

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of April 6, 2017, there were 13,530,000 shares of our company’s common stock issued and outstanding.

(2)

Includes 4,000,000 shared registered to Chung Szeto and 2,500,000 shares registered to Sau Chun Yu. Mr. Szeto and Ms. Yu are each other’s spouses, and are deemed to have shared voting and dispositive control over shares held by each other.

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Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

On December 21, 2016, we acquired all of the issued and outstanding shares of TGS Alberta from Chung Szeto and Sau Chun Yu for cash of $154 and a deemed shareholder contribution from Mr. Szeto and Ms. Yu of $2,991.

The acquisition date fair value of consideration transferred in the transaction was $2,991 which approximates the fair value of the net assets received.

Promoters and certain control persons

Our CEO, Chung Szeto, and our CFO, Sau Chun Yu are promoters of our company. Together, Mr. Szeto and Ms. Yu beneficially own 6,500,000 shares of our common stock representing 48.04% of all issued and outstanding shares of our company. On December 21, 2016, we acquired from Mr. Szeto and Ms. Yu all of the issued and outstanding shares of our wholly owned subsidiary, TGS Alberta, in consideration for $3,145 (including $154 cash and $2,991 paid in shares of our common stock)

Director Independence

We currently act with two directors. We have determined that we do not have a director that would qualify as an “independent director” as defined by Nasdaq Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our entire board of directors’ acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors. Additionally, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered in this Prospectus are as follows:

Commission filing fee	$3,000
Legal fees and expenses	25,000
Accounting fees and expenses	25,000
Miscellaneous	5,000
Total	$58,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 132 of the Nevada Corporations Act provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“(1) Subject to subsection (2) and its memorandum or articles, a company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

(a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the company; or

(b) is or was, at the request of the company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

(2) Subsection (1) does not apply to a person referred to in that subsection unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

(2A) For the purposes of subsection (2), a director acts in the best interests of the company if he acts in the best interests of

(a) the company’s holding company; or

(b) a shareholder or shareholders of the company;

in either case, in the circumstances specified in section 120(2), (3) or (4), as the case may be.

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(3) The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

(3A) Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the company in accordance with subsection (1).

(3B) Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the company in accordance with subsection (1) and upon such other terms and conditions, if any, as the company deems appropriate.

(3C) The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the company.

(4) If a person referred to in subsection (1) has been successful in defense of any proceedings referred to in subsection (1), the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

(5) A company shall not indemnify a person in breach of subsection (2) and any indemnity given in breach of that section is void and of no effect.”

Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada State law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

RECENT SALES OF UNREGISTERED SECURITIES

Since our inception on December 1, 2016 we have made the following issuances of unregistered securities:

On December12, 2016, the date of inception, we issued 9,500,000 common shares for a gross proceed of $723. There shares were issued to four investors in reliance on Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended for the issuances of the above listed securities. The investors were business acquaintances, family members, or friends of, or personally known to, our officers and directors. It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Act of 1933, as amended. The issuances noted above were not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

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On January 28, 2017, we closed a private placement to issue 4,030,000 common shares for a gross proceed of $30,733. Issuance of the shares was made to twenty-four non-US person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

Exhibits

Exhibit	Exhibit
Number	Description
3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S-1 filed April 25, 2017)
3.2	Bylaws (incorporated by reference to our Registration Statement on Form S-1 filed April 25, 2017)
4.1	Instrument Defining the Right of Holders – Form of Share Certificate (incorporated by reference to our Registration Statement on Form S-1 filed April 25, 2017)
5.1*	Legal Opinion of W.L Macdonald Law Corporation
10.1*	Marketing and Sales Agency Agreement with Jiangyin Weixin Plastic Co., Ltd. dated June 4, 2017
21	List of Subsidiaries (TGS Building Supplies Ltd., an Alberta corporation)
23.1*	Consent of W.L. Macdonald Law Corporation (incorporated in Exhibit 5.1)
23.2*	Consent of MNP LLP
23.3*	Consent of MNP LLP

________

* Filed Herewith

UNDERTAKINGS

The registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a) (3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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2. That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

iv. Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 18 , 2017 at Calgary, Alberta, Canada.

TGS INTERNATIONAL LTD.

By:	/s/ Chung Szeto
Chung Szeto
President, Chief Executive Officer and Director
Principal Executive Officer

By:	/s/ Sau Chun Yu
Sau Chun Yu
Secretary, Treasurer, Chief Financial Officer, Director,
Principal Accounting Officer, Principal Financial Officer

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Chung Szeto	President, Chief Executive	August 18 , 2017
Chung Szeto	Officer and Director

/s/ Sau Chun Yi	Secretary, Treasurer, Chief Financial Officer and	August 18 , 2017
Sau Chun Yi	Director

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